UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HC2 HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY DATED MARCH 20, 2020 — SUBJECT TO COMPLETION

HC2 HOLDINGS, INC.

[●], 2020

Dear Stockholder:

The board of directors (the “Board” or the “Board of Directors”) and the management team of HC2 Holdings, Inc., a Delaware corporation (“HC2” or the “Company”), are committed to implementing HC2’s strategic plan and to delivering significant value and returns to its stockholders. This letter and the accompanying materials contain important information regarding your investment in HC2 and a decision you will need to make regarding your shares.

Percy Rockdale LLC and certain of its affiliates (collectively, “Percy Rockdale”), first became a stockholder of HC2 on December 26, 2019 and rapidly accumulated beneficial ownership of approximately 5.6% of the Company’s outstanding shares of common stock. As you may be aware, Percy Rockdale is now soliciting your written consent to remove, without cause, all six members of the Board and to replace them with its handpicked nominees, including Percy Rockdale’s sole manager. Percy Rockdale also seeks your consent to repeal certain changes to the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”) related to Percy Rockdale’s campaign.

The Board strongly believes that Percy Rockdale’s actions are not in the best interests of HC2 and its stockholders, and unanimously recommends that you do not consent to Percy Rockdale’s proposals. You should read the following consent revocation statement (including the appendix attached hereto, the “Consent Revocation Statement”) carefully, including the section entitled “Reasons to Reject the Percy Rockdale Proposals,” because it contains important information about why you should reject Percy Rockdale’s efforts to remove and replace all of HC2’s directors and to repeal certain related changes to the By-Laws. We ask stockholders to carefully consider the impact that Percy Rockdale’s consent solicitation could have on the long-term value of your shares.

Percy Rockdale has no duty to act in the best interests of the Company’s stockholders (including when selecting potential nominees to serve on your Board). You can reject Percy Rockdale’s efforts to remove and replace all six members of HC2’s Board by signing, dating and promptly mailing the enclosed WHITE Consent Revocation Card. If you have signed Percy Rockdale’s green consent card, we urge you to revoke that consent by signing, dating and promptly mailing the enclosed WHITE Consent Revocation Card. Regardless of the number of shares of HC2 common stock that you own, your revocation of consent is important. PLEASE ACT TODAY AND MAKE YOUR VOICE HEARD REGARDING THE FUTURE OF YOUR COMPANY.

Thank you for your consideration and your continuing support of our company.

If you have any questions about giving your consent revocation or require assistance, please contact Okapi Partners LLC (“Okapi”). Stockholders may call Okapi at (877) 629-6355. Banks and brokerage firms may call Okapi at (212) 297-0720. Stockholders, banks and brokerage firms may also contact Okapi via email at HC2consent@okapipartners.com.

Very truly yours,

Philip A. Falcone
Chairman, President and Chief Executive Officer

Wayne Barr, Jr.

Lead Independent Director

[●], 2020

PRELIMINARY COPY DATED MARCH 20, 2020 — SUBJECT TO COMPLETION

HC2 HOLDINGS, INC.
CONSENT REVOCATION STATEMENT
BY THE BOARD OF DIRECTORS OF HC2 HOLDINGS, INC.
IN OPPOSITION TO A CONSENT SOLICITATION BY PERCY ROCKDALE LLC

[●], 2020

This consent revocation statement (including the appendix attached hereto, this “Consent Revocation Statement”) and the enclosed WHITE consent revocation card (the “Consent Revocation Card”) are being furnished by the board of directors (the “Board”) of HC2 Holdings, Inc., a Delaware corporation (the “Company” or “HC2”), as of the Record Date (as defined below), to the holders of outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), Series A Convertible Participating Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) and Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (“Series A-2 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) (collectively, the “Company Securities”), in connection with the Board’s opposition to the solicitation of written consents from the Company’s stockholders (the “Percy Rockdale Consent Solicitation”) by Percy Rockdale LLC and certain of its affiliates (collectively, “Percy Rockdale”). This Consent Revocation Statement and the enclosed WHITE Consent Revocation Card are first being mailed to stockholders on or about [●], 2020.

The purpose of the Percy Rockdale Consent Solicitation is to replace all six directors that you duly elected with a slate of nominees chosen by Percy Rockdale (the “Percy Rockdale Nominees”). Percy Rockdale proposes to effect this by soliciting your written consent to its proposals, which are described in this Consent Revocation Statement.

A consent in favor of Percy Rockdale’s proposals would be a consent to replace all six of the Board’s directors with the Percy Rockdale Nominees, including Percy Rockdale’s sole manager. Percy Rockdale also seeks your consent to repeal certain changes to the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”) related to Percy Rockdale’s campaign. In considering the Percy Rockdale Consent Solicitation, the Board believes that it is important for the Company’s stockholders to recognize that Percy Rockdale has not put forward any detailed plan for the Company and has no duty to act in the best interests of the Company’s stockholders (including when selecting potential nominees to serve on the Board).

YOUR BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF OUR STOCKHOLDERS AND UNANIMOUSLY OPPOSES THE PERCY ROCKDALE CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY GREEN CONSENT CARD SENT TO YOU BY PERCY ROCKDALE BUT INSTEAD TO SIGN, DATE AND PROMPTLY MAIL THE WHITE CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

The record date for purposes of determining stockholders entitled to give their written consent to the Percy Rockdale Proposals (as defined below) is the close of business on [●], 2020 (the “Record Date”). Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Percy Rockdale Consent Solicitation.

As of the Record Date, there were (i) [●] shares of Common Stock outstanding and entitled to vote, (ii) [●] shares of Series A Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis and (iii) [●] shares of Series A-2 Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis; however, [●] shares of Series A Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis, and [●] shares of Series A-2 Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis, were owned by the Company’s wholly-owned subsidiary, Continental General Insurance Company (“Continental”), and, pursuant to Delaware law, such shares may not be voted in the Percy Rockdale Consent Solicitation. Therefore, as of the Record Date, there were a total of [●] shares of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on the Percy Rockdale Proposals. The Percy Rockdale Proposals will not be effective unless the delivery of the written consents complies with the By-Laws and with Section 228(c) of the Delaware General Corporation Law (“DGCL”). For the Percy Rockdale Proposals to be effective under Delaware law and the By-Laws, properly completed and unrevoked written consents from holders as of the Record Date representing at least a majority of the Company Securities outstanding and entitled to vote as of the close of business on the Record Date must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. A stockholder delivered the first written consent to the Company on March 13, 2020. Therefore, properly completed and unrevoked consents must be received from holders of the requisite number of shares of Company Securities (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) outstanding and entitled to vote no later than May 12, 2020 under applicable law in order for the Percy Rockdale Proposals to become effective.

If you have previously signed and returned Percy Rockdale’s green consent card, you have every right to change your decision and revoke your consent prior to the time the consents become effective. Whether or not you have signed the green consent card, we urge you to mark the “REVOKE MY CONSENT” boxes on the enclosed WHITE Consent Revocation Card and to sign, date and promptly mail the WHITE Consent Revocation Card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a WHITE Consent Revocation Card. PLEASE ACT TODAY AND MAKE YOUR VOICE HEARD REGARDING THE FUTURE OF YOUR COMPANY.

If you have any questions about giving your consent revocation or require assistance, please contact Okapi Partners LLC (“Okapi”). Stockholders may call Okapi at (877) 629-6355. Banks and brokerage firms may call Okapi at (212) 297-0720. Stockholders, banks and brokerage firms may also contact Okapi via email at HC2consent@okapipartners.com.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF CONSENT REVOCATION MATERIALS:

Copies of the Consent Revocation Statement and any other consent solicitation materials provided by the Company are available without charge on our website at www.hc2.com under “Investor Relations-Proxy Materials.” Information on our website does not constitute part of the Company’s consent revocation materials.

v

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

YOUR BOARD URGES YOU NOT TO SIGN ANY GREEN CONSENT CARD SENT TO YOU BY PERCY ROCKDALE, BUT INSTEAD TO SIGN, DATE AND PROMPTLY MAIL THE WHITE CONSENT REVOCATION CARD INCLUDED WITH THIS CONSENT REVOCATION STATEMENT.

If you have previously signed and returned Percy Rockdale’s green consent card, you have every right to change your decision and revoke your consent prior to the date the consents become effective. Whether or not you have signed the green consent card, we urge you to mark the “REVOKE MY CONSENT” boxes on the enclosed WHITE Consent Revocation Card and to sign, date and promptly mail the card in the postage-paid envelope provided. Please act today and make your voice heard regarding the future of your company.

Q: Why Am I Receiving This Consent Revocation Statement?

A: Percy Rockdale became a stockholder of HC2 on December 26, 2019 and rapidly accumulated beneficial ownership of approximately 5.6% of the Company’s outstanding shares of Common Stock. Percy Rockdale is now soliciting consents from HC2 stockholders to (i) remove all six current HC2 directors without cause, (ii) elect Percy Rockdale’s six hand-picked nominees to serve on the Board: George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman and (iii) suspend, render temporarily ineffective and stay any change, modification, repeal or any other amendment to the By-Laws not already adopted by the Board and publicly disclosed on or before March 12, 2020, until the stockholders of the Company have approved all such By-Law amendments (collectively, the “Percy Rockdale Proposals”).

You are receiving this Consent Revocation Statement as a stockholder of HC2 as of the Record Date for the Percy Rockdale Consent Solicitation. As further described below, you should sign, date and promptly mail the enclosed WHITE Revocation Card in the postage-paid envelope provided, if you wish to:

1.	revoke any consent that you may have delivered or caused to be delivered to approve the Percy Rockdale Proposals; or
2.	express your opposition to the Percy Rockdale Proposals, even if you have not delivered a consent.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any green consent card you may receive from Percy Rockdale. Instead, you can reject the solicitation efforts of Percy Rockdale and revoke your consent by promptly completing, signing, dating and promptly mailing the enclosed WHITE Consent Revocation Card using the postage-paid envelope provided.

Q: Who Is Conducting This Solicitation for Consent Revocation?

A: HC2’s Board of Directors.

Q: What Are We Asking You to Do?

A: You are being asked to revoke any consent that you may have delivered in favor of the Percy Rockdale Proposals described in the Percy Rockdale Consent Solicitation Statement and, by doing so, preserve the current composition of your Board, which will continue to act in your best interests. If you have not previously submitted a consent, the Board recommends that you do not sign any green consent card sent to you by Percy Rockdale.

You may revoke a previously submitted consent and express your opposition to the Percy Rockdale Proposals (regardless of whether you have previously submitted a consent) by signing, dating and promptly mailing the enclosed WHITE Consent Revocation Card in the enclosed pre-paid envelope to our proxy solicitor, Okapi. By checking “REVOKE MY CONSENT” and signing, dating and promptly mailing the WHITE Consent Revocation Card, you will be revoking (or instructing your nominee to revoke) any consent previously delivered to Percy Rockdale. You will also be authorizing HC2 to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. Your revocation, if any, will be executed in accordance with the instructions specified on the WHITE Consent Revocation Card.

Please be aware that if you sign a WHITE Consent Revocation Card but do not check any of the boxes on the card, you will be treated as having revoked any prior consent delivered to Percy Rockdale on a green consent card, except that you will not be treated as having revoked your consent to removal of any director or election of any director whose name is written in the space provided in the WHITE Consent Revocation Card.

Q: Why Should I Oppose Percy Rockdale’s Efforts to Replace All Directors on the Board?

A: Your Board has unanimously determined that the Percy Rockdale Proposals are not in the best interests of the Company’s stockholders and that stockholders should reject these proposals. HC2 held its 2019 annual meeting of stockholders on June 13, 2019 (the “2019 Annual Meeting”), where our stockholders elected each member of the current Board, with the exception of Julie Totman Springer, whom your duly elected directors appointed to the Board in early 2020 based on her qualifications and the Board’s belief that she will be able to help maximize value for the Company’s stockholders. Further, the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) is only a few months away. Each of the six directors that Percy Rockdale is seeking to remove, Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee S. Hillman and Julie Totman Springer, brings valuable experience and expertise to your Board. The biographical information of each director, including such director’s experience, qualifications, attributes and skills, led to our Board’s recommendation that each should serve as a member of the Board. For more information on each director’s background, please see “Information about the Current Directors of the Company” on page [●] of this Consent Revocation Statement. While HC2’s existing corporate governance provides multiple avenues for stockholders to express their views, the Board does not believe that another director election just a few months before the 2020 Annual Meeting is in the best interests of HC2 or its stockholders. Rather, the Board believes that stockholder interests would be best served by allowing your validly elected and appointed directors to continue implementing HC2’s strategic priorities and working to drive stockholder value.

As a result, your Board unanimously opposes the solicitation by Percy Rockdale and urges stockholders to reject the solicitation and revoke any consent previously submitted. For more information on the Board’s reasons and recommendations, please see “Reasons to Reject the Percy Rockdale Proposals” on page [●] of this Consent Revocation Statement.

Q: What Happens if the Percy Rockdale Proposals Pass?

A: The number of Percy Rockdale Nominees that can be elected pursuant to the Percy Rockdale Proposals will depend on the number of members of the Board that are removed pursuant to the Percy Rockdale Proposals. If unrevoked consents representing a majority of the Company Securities outstanding and entitled to vote as of the Record Date are delivered to us by May 12, 2020 to remove all of the Company’s current Board members, all six members of your Board would be replaced with the Percy Rockdale Nominees if unrevoked consents are delivered by such date to elect all six of the Percy Rockdale Nominees. If none of the members of the Board are removed, and there are no vacancies to fill, none of the Percy Rockdale Nominees can be elected. If less than six directors are removed, pursuant to Sections 3 and 4 of Article II of the Company’s Fourth Amended and Restated By-Laws, the vacancies “shall be filled by the affirmative vote of a majority of directors then in office.” The Board intends, if less than all of the members of the Board are removed, to appoint the candidates receiving the most votes, assuming that such candidate(s) received a majority of the Company Securities entitled to vote, although there can be no assurance that the Board will do so. In addition, any amendments to the By-Laws adopted or first publicly disclosed by the Board after March 12, 2020 would be suspended, and rendered temporarily ineffective and stayed until the stockholders of the Company approve all such By-Law amendments. However, no such amendments have been made to date.

Q: If I Have Already Delivered a Consent, Is It Too Late for Me To Change My Mind?

A: No. You have every right to revoke your consent by delivering a WHITE Consent Revocation Card at any time until the consents become effective. The consents will not become effective unless and until valid and unrevoked consents of record holders of at least a majority of Company Securities outstanding and entitled to vote as of the Record Date are received by our Corporate Secretary prior to May 12, 2020, the deadline for the Percy Rockdale Consent Solicitation under Delaware law.

Q: What Should I Do to Revoke My Consent?

A: Mark the “REVOKE MY CONSENT” boxes next to each proposal listed on the enclosed WHITE Consent Revocation Card. Then, sign, date and promptly mail the WHITE Consent Revocation Card in the envelope provided. It is important that you date the WHITE Consent Revocation Card when you sign it.

If you beneficially own any Company Securities (but are not a record holder), including because your shares are held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you should sign, date and promptly mail the WHITE Consent Revocation Card to revoke the previously delivered consent with respect to your shares. By checking “REVOKE MY CONSENT” and signing, dating and promptly mailing the white Consent Revocation Card, you will be instructing your broker, bank, financial institution or other nominee holder to act on your behalf to take any steps necessary to ensure that a revocation is properly executed on your behalf. You will also be authorizing HC2 to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. Your revocation, if any, will be executed in accordance with the instructions specified on the white Consent Revocation Card.

Q: What Is the Effect of Delivering a WHITE Consent Revocation Card?

A: Marking “REVOKE MY CONSENT” on the WHITE Consent Revocation Card for a Percy Rockdale Proposal will have the effect of revoking any prior consent to such Percy Rockdale Proposal. Marking “DO NOT REVOKE MY CONSENT” for a Percy Rockdale Proposal will have no effect on any earlier dated consent that you may have delivered to Percy Rockdale with respect to such Percy Rockdale Proposal or, if you have not previously delivered a consent to Percy Rockdale consenting to such Percy Rockdale Proposal, will have no effect on the outcome of the consent solicitation. Marking “ABSTAIN” on the WHITE Consent Revocation Card for a Percy Rockdale Proposal will be treated as an abstention on such Percy Rockdale Proposal. The approval of the Percy Rockdale Proposals requires the unrevoked consent to take the proposed actions of record holders of at least a majority of the outstanding shares of Company Securities (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) as of the Record Date under Delaware law. An abstention with respect to a Percy Rockdale Proposal would not be considered a consent to take the proposed action, and therefore an abstention on the WHITE Consent Revocation Card would have the effect of revoking any previously delivered consent and would have the same effect as a vote against the Percy Rockdale Proposals.

If the WHITE Consent Revocation Card is signed and returned, it will be voted in accordance with your instructions. If no direction is made with respect to any Percy Rockdale Proposal or all Percy Rockdale Proposals, by signing and dating the WHITE Consent Revocation Card, you will be treated as having revoked your consent with respect to each Percy Rockdale Proposal where no instruction was given, in accordance with the recommendations of the Board, except that you will not be deemed to have revoked your consent to the removal of any director, or the election of any director, whose name is written in the space provided on the WHITE Consent Revocation Card on Percy Rockdale Proposals 2 and 3.

Even if you have not submitted a consent, we urge you to submit a WHITE Consent Revocation Card because it will help us keep track of the progress of the consent solicitation process.

Q: What Happens if I Do Nothing?

A: If you do not send in any consent that Percy Rockdale may send you and do not return the enclosed WHITE Consent Revocation Card, you will effectively be declining to give your consent to the Percy Rockdale Proposals.

Q: If I Submit a WHITE Consent Revocation Card Revoking My Consent, Can I Subsequently Revoke Such Consent Revocation?

A: If you change your mind after submitting a Consent Revocation on the enclosed WHITE Consent Revocation Card, you can submit a later dated consent to Percy Rockdale thereafter so long as such consent is submitted during the solicitation period for the Percy Rockdale Consent Solicitation. Delivery of a later dated consent would have the effect of revoking the earlier dated consent revocation.

Q: Who Is Entitled to Consent, Withhold Consent or Revoke a Previously Given Consent with Respect to the Percy Rockdale Proposals?

A: In accordance with Delaware law and the By-Laws, the Board has set [●], 2020 as the Record Date for the determination of the Company stockholders who are entitled to execute, withhold or revoke consents in connection with the Percy Rockdale Consent Solicitation. Only stockholders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Percy Rockdale Proposals.

Q: Who Should I Contact if I Have Questions About the Solicitation?

A: Please contact Okapi, the firm assisting us in soliciting the revocation of consents:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Banks and Brokerage Firms, please call (212) 297-0720

Stockholders, please call (877) 629-6355

Via email at HC2consent@okapipartners.com

DESCRIPTION OF THE PERCY ROCKDALE CONSENT SOLICITATION

As set forth in its consent solicitation materials filed with the Securities and Exchange Commission (the “SEC”), Percy Rockdale is soliciting consents in favor of the following Percy Rockdale Proposals:

Percy Rockdale Proposal		Unanimous Recommendation of the Board

1.	To suspend, render temporarily ineffective and stay any change, modification, repeal or any other amendment to the By-Laws not already adopted by the Board and publicly disclosed on or before March 12, 2019, until the stockholders of the Company have approved all such By-Law amendments at the next annual or special meeting and/or by written consent (“Proposal 1,” or the “By-Law Restoration Proposal”).	AGAINST

2.	To remove from the Board without cause, all current directors including Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee S. Hillman and Julie Totman Springer, and any other person elected or appointed to the Board at any future time or upon any event (other than those elected by the Percy Rockdale Consent Solicitation) (“Proposal 2,” or the “Removal Proposal”).	AGAINST

3.	To Elect George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if there are additional vacancies on the board of directors, any other person designated as a nominee by the affirmative vote of a majority of the newly elected Board) (“Proposal 3,” or the “Election Proposal”).	AGAINST

Proposal 1 (By-Law Restoration Proposal) and Proposal 2 (Removal Proposal) are not subject to, or conditioned upon, the effectiveness of the other Proposals. Proposal 3 (Election Proposal) is conditioned upon the adoption of Proposal 2 (Removal Proposal). The number of Percy Rockdale Nominees that can be elected pursuant to the Election Proposal will depend on the number of members of the Board that are removed pursuant to the Removal Proposal. If none of the members of the Board are removed pursuant to the Removal Proposal, and there are no vacancies to fill, none of the Percy Rockdale Nominees can be elected pursuant to the Election Proposal. If fewer than six directors are removed, pursuant to Sections 3 and 4 of Article II of the Company’s Fourth Amended and Restated By-Laws, the vacancies “shall be filled by the affirmative vote of a majority of directors then in office.” The Board intends, if less than all of the members of the Board are removed, to appoint the candidates receiving the most votes, assuming that such candidate(s) received a majority of the Company Securities entitled to vote, although there can be no assurance that the Board will do so.

REASONS TO REJECT THE PERCY ROCKDALE PROPOSALS

The Percy Rockdale Proposals would, among other things, remove all six of your duly elected Board members and replace those seats with the Percy Rockdale Nominees. The Board strongly believes that Percy Rockdale is conducting a distracting and value-destructive consent solicitation campaign at a critical time in the Company’s development and that the Percy Rockdale Consent Solicitation is not in the best interests of all stockholders. As outlined below, there are several reasons to reject the Percy Rockdale Proposals.

Percy Rockdale is Seeking to Take Control of the Company, and Its Interests Are Not Necessarily Aligned with the Interests of the Other Stockholders.

•	Even though it only owns approximately 5.6% of the Company’s outstanding Common Stock, Percy Rockdale, through its efforts to remove and replace the entire Board of Directors, is seeking to gain control of the Company. Your Board believes that control of the Company belongs to all stockholders as represented by their elections of directors at each annual meeting, rather than to a minority stockholder such as Percy Rockdale who has no detailed strategic plan for the Company and may have interests different from the best interests of all of the Company’s stockholders.

•	Percy Rockdale is attempting to gain control of your Board by asking you to remove all six directors, five of whom you elected at the 2019 Annual Meeting and replace those seats with a slate of six nominees handpicked by Percy Rockdale when the 2020 Annual Meeting is only a few months away.

•	As stockholders of the Company, you are expected by Percy Rockdale to fund its campaign to gain control of the Company. Percy Rockdale admits in its own preliminary consent solicitation statement that it intends to seek reimbursement from the Company of all expenses it incurs in connection with the Percy Rockdale Consent Solicitation and does not intend to submit the question of such reimbursement to a vote of all of the Company’s stockholders.

Your Board Believes it is in the Best Position to Serve the Interests of ALL of the Company’s Stockholders

•	We believe that the removal of all of your experienced directors is not in the best interests of the Company and HC2’s stockholders. These directors were validly elected by the stockholders, with the exception of Julie Totman Springer, whom your duly elected directors appointed to the Board in early 2020 based on her qualifications and the Board’s belief that she will be able to help maximize value for the Company’s stockholders.

•	Each of the six directors that Percy Rockdale is seeking to remove — Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee S. Hillman and Julie Totman Springer — has first-hand working knowledge of the Company, its operations and its employees. We encourage you to review the background and qualifications of each director that Percy Rockdale is attempting to remove from the Board, which is available under “Information about the Current Directors of the Company” on page [●] of this Consent Revocation Statement. We also believe that removing these directors could have a destabilizing effect on the Company, as no current directors of HC2 would remain to preserve continuity.

•	We also do not believe that the election of the six Percy Rockdale Nominees will help achieve the Company’s goal of maximizing value for all of its stockholders. The Board recently added one new independent director in February 2020. As a result, the current members of the Board possess a well-diversified range of experience and deep institutional knowledge of the Company. In contrast, the Percy Rockdale Nominees have no institutional knowledge of the Company and appear to, collectively, have limited experience in key business segments of HC2. Based on information provided to the Company by Percy Rockdale, of the six Percy Rockdale Nominees, only one has served on a U.S. public company board of directors. If all Percy Rockdale Nominees were to be elected, the Company believes this would result in all six directors having never served on the Company’s Board and five directors having never served on a U.S. public company board of directors.

Your Board Has Sought to Constructively Engage with Percy Rockdale.

•	Over the past several months the Company has made numerous attempts to engage with Percy Rockdale in good faith to avoid a costly and distracting proxy contest and consent solicitation.

•	However, Percy Rockdale has repeatedly rebuffed our efforts to engage in a constructive dialogue.

If Percy Rockdale Obtains Control of the Board, the Change of Control Provisions in Certain of the Company’s Material Contracts and Agreements May be Triggered.

•	If the Removal Proposal and the Election Proposal are approved and the Percy Rockdale Nominees are elected to the Board, the change of control provisions contained in the Certificates of Designation for the Company’s Preferred Stock, our Second Amended and Restated 2014 Omnibus Equity Award Plan and our Amended and Restated 2014 Omnibus Equity Award Plan will be triggered, and the Company will be required to make certain payments, which the Company may not have the financial resources to make. See the section below entitled “Certain Adverse Consequences of the Consent Solicitation” for a further description of such change in control payments.

FOR THE FOREGOING REASONS, THE BOARD STRONGLY BELIEVES THAT THE PERCY ROCKDALE CONSENT SOLICITATION IS NOT IN THE BEST INTERESTS OF THE COMPANY’S STOCKHOLDERS. WE URGE STOCKHOLDERS TO REJECT THE PERCY ROCKDALE CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD TODAY.

BACKGROUND OF THE PERCY ROCKDALE CONSENT SOLICITATION

On December 26, 2019, an affiliate of Percy Rockdale acquired 10,000 shares of Common Stock, representing less than 1.0% of the then-outstanding Common Stock.

On January 21, 2020, Percy Rockdale sent an email to the Company requesting a copy of the “Services Agreement” from January 2015 between Harbinger Capital Partners LLC (“Harbinger Capital”) and the Company and a copy of the Company’s lease agreement for its office space at 450 Park Avenue, New York, NY. In response, the Company directed Percy Rockdale to the summaries in the Company’s public filings and stated that the agreements themselves have not been made publicly available because they are not material agreements with respect to the Company.

On January 27, 2020, Percy Rockdale filed a Schedule 13D (the “January 27 Schedule 13D”) with the SEC reporting beneficial ownership of 5.0% of the then-outstanding Common Stock. Percy Rockdale also attached to the January 27 Schedule 13D a letter to the Company’s stockholders stating, among other things, Percy Rockdale’s intent to put forth its own slate of director nominees for the 2020 Annual Meeting.

On January 27, 2020, in response to the January 27 Schedule 13D, Philip Falcone, Chairman, President and Chief Executive Officer (“CEO”) of the Company, reached out to Michael Gorzynski of Percy Rockdale in an attempt to engage Percy Rockdale.

On January 31, 2020, Percy Rockdale’s counsel submitted a request for the Company’s stockholder list materials pursuant to Section 220 of the DGCL. On February 17, 2020, Percy Rockdale and the Company entered into a confidentiality agreement relating to the materials to be provided pursuant to such demand, and responsive information was subsequently provided by the Company to Percy Rockdale.

On February 13, 2020, Percy Rockdale delivered a notice to the Company (the “Nomination Notice”) indicating its intent to nominate six candidates to stand for election to the Board at the 2020 Annual Meeting in opposition to the Board’s director nominees. The Nomination Notice included six proposed nominees: George R. Brokaw, Kenneth S. Courtis, Michael Gorzynski (the sole manager of Percy Rockdale), Robin Greenwood, Liesl G. Hickey and Jay Newman.

Following the receipt of the Nomination Notice, the Company’s directors and management team have sought to engage with Percy Rockdale, including on February 13, 2020, when Mr. Falcone again reached out to Mr. Gorzynski and offered to meet with Mr. Gorzynski to discuss and address certain of Percy Rockdale’s concerns with respect to the Company’s strategy. In response to Mr. Falcone’s note, Mr. Gorzynski indicated that he had “substantive concerns” regarding the Company and that he would potentially be amenable to meeting with the Company.

On February 18, 2020, Percy Rockdale issued a press release and filed with the SEC an amendment to the January 27 Schedule 13D disclosing, among other things, that it had nominated six candidates to stand for election to the Board at the 2020 Annual Meeting in opposition to the Board’s director nominees. In its press release, Percy Rockdale expressed a number of concerns about the Company, including concerns with the Company’s long-term performance, strategy and management.

Also on February 18, 2020, in response to Percy Rockdale’s filing, the Company issued a press release stating that the Board would, among other things, carefully review Percy Rockdale’s proposed candidates in due course and make a recommendation in the best interests of all of the Company’s stockholders.

On March 2, 2020, Mr. Gorzynski of Percy Rockdale sent a letter to Warren H. Gfeller, the Chairman of the Audit Committee of the Board (the “Audit Committee”), expressing certain concerns, including, among others, regarding the Company’s accounting practices in connection with one of the Company’s previous acquisitions. On March 3, 2020, Percy Rockdale filed a press release outlining the concerns raised in Percy Rockdale’s March 2 letter to the Audit Committee.

On March 4, 2020, Mr. Falcone reached out again to Mr. Gorzynski; however, Mr. Gorzynski refused to meet or engage with Mr. Falcone. Between March 4, 2020 and March 9, 2020, Messrs. Falcone and Gorzynski exchanged emails, and Mr. Gorzynski continued to refuse to meet or engage with Mr. Falcone.

On March 13, 2020, without meeting or engaging with the Company to discuss its concerns, Percy Rockdale filed its preliminary consent solicitation statement with the SEC and issued a press release announcing the Percy Rockdale Consent Solicitation and the Percy Rockdale Proposals to remove and replace all of HC2’s directors and to repeal certain related changes to the By-Laws.

On March 13, 2020, Percy Rockdale delivered a written request asking the Company to set a record date for the Percy Rockdale Consent Solicitation and delivered its initial written consent to the Company.

On March 13, 2020, the Company issued a press release responding to the Percy Rockdale Consent Solicitation and, among other things, urged stockholders to refrain from taking any action at that time, including returning any green consent card sent by Percy Rockdale.

On March 16, 2020, Wayne Barr, Jr., the Company’s Lead Independent Director, sent an email to Mr. Gorzynski of Percy Rockdale to coordinate a meeting among himself, one or two other independent directors of the Board and Mr. Gorzynski, in order to discuss Mr. Gorzynski’s concerns and objectives with respect to the Company.

On March 18, 2020, Mr. Gorzynski responded to Mr. Barr via email, outlining certain concerns with respect to the Company and refusing to meet or engage with the Company’s independent directors.

On March 20, 2020, the Company filed this Consent Revocation Statement with the SEC.

INFORMATION ABOUT THE CONSENT SOLICITATION

Voting Securities and Record Date

The Record Date for the Percy Rockdale Consent Solicitation is the close of business on [●], 2020. As of the Record Date, there were (i) [●] shares of Common Stock outstanding and entitled to vote, (ii) [●] shares of Series A Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis and (iii) [●] shares of Series A-2 Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis; however, [●] shares of Series A Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis, and [●] shares of Series A-2 Preferred Stock, equal to [●] shares of Common Stock on an as-converted basis, were owned by Continental, and, pursuant to Delaware law, such shares may not be voted in the Percy Rockdale Consent Solicitation. Therefore, as of the Record Date, there were a total of [●] shares of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) outstanding and entitled to vote. Each share of Common Stock will be entitled to one vote in connection with the Percy Rockdale Consent Solicitation.

Only stockholders as of the Record Date are eligible to execute, withhold and revoke consents in connection with the Percy Rockdale Proposals. Record holders of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) who wish to revoke a previously executed consent should sign, date and promptly mail the WHITE Consent Revocation Card.

Persons beneficially owning shares of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) (but not holders of record), such as persons whose ownership of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) is held through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the WHITE Consent Revocation Card on their behalf. Any abstention on an executed WHITE Consent Revocation Card will have the same effect as voting against the Percy Rockdale Proposals and revoking any prior consent to the Percy Rockdale Proposals.

Effectiveness of Consents

Under Delaware law and the By-Laws, our stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under Section 228 of the DGCL, the Percy Rockdale Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of Company Securities (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) outstanding and entitled to vote as of the Record Date are delivered to the Company within 60 days of the earliest dated consent delivered to the Company.

BECAUSE THE PERCY ROCKDALE PROPOSALS COULD BECOME EFFECTIVE BEFORE THE EXPIRATION OF THE 60-DAY PERIOD DISCUSSED ABOVE, WE URGE YOU TO ACT PROMPTLY AND RETURN THE white CONSENT REVOCATION CARD TODAY.

Effect of a white Consent Revocation Card

A stockholder may revoke any previously signed consent by marking “REVOKE MY CONSENT” or “ABSTAIN” on the white Consent Revocation Card and signing, dating and promptly mailing the white Consent Revocation Card using the postage-paid envelope provided. A consent may also be revoked by delivery of a written revocation of your consent to Percy Rockdale. Stockholders are urged, however, to deliver all consent revocations in the postage-paid envelope provided.

If you sign and date the WHITE Consent Revocation Card but make no direction, you will be treated as having revoked your consent with respect to the Percy Rockdale Proposals where no instruction is given, except that you will not be treated as having revoked your consent to removal of any director under Proposal 2 or election of any Percy Rockdale Nominee under Proposal 3 whose name is written in the space provided in the WHITE Consent Revocation Card.

The revocation of any previously executed consent or WHITE Consent Revocation Card should be signed and have a date subsequent to the previously executed consent or white Consent Revocation Card. The revocation is not required to state the number of shares held unless you wish to revoke your consent with respect to less than all shares as to which you previously executed a consent, in which case you must state the number of shares to which your revocation relates. In addition, if you have more than one account with respect to which you have executed a consent, the revocation should identify the relevant account for which the consent is being revoked.

If you beneficially own shares of Company Securities outstanding and entitled to vote (but are not a record holder), including because your shares of Company Securities that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to revoke your consents with respect to such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke consent for the shares of Company Securities outstanding and entitled to vote held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed white Consent Revocation Card on your behalf. If your bank, brokerage firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be included with the WHITE Consent Revocation Card. You will also be authorizing HC2 to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. Alternatively, you can contact the person responsible for your account and direct him or her to revoke a request by executing the enclosed white Consent Revocation Card on your behalf. If you choose to do so, we encourage you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO PERCY ROCKDALE. TO DO SO, YOU ONLY NEED TO SIGN, DATE AND PROMPTLY MAIL THE WHITE CONSENT REVOCATION CARD THAT ACCOMPANIES THIS CONSENT REVOCATION STATEMENT. WHEN MARKING BOXES ON THE WHITE CONSENT REVOCATION CARD “REVOKE MY CONSENT” AND “ABSTAIN” WILL HAVE THE EFFECT OF REVOKING A PRIOR CONSENT.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to the Company or to Percy Rockdale or by delivering to Percy Rockdale a subsequently dated green consent card that Percy Rockdale sent to you.

Results of The Consent Solicitation

The Company anticipates retaining an independent inspector of elections in connection with the Percy Rockdale Consent Solicitation. The Company intends to notify stockholders of the results of the Percy Rockdale Consent Solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K promptly following the receipt of a report of the inspector of elections.

Participants in the Solicitation

Under applicable regulations of the SEC, each of HC2’s directors and certain of HC2’s officers and employees will be deemed to be “participants” in this consent revocation solicitation. For certain required information about HC2’s directors, officers and employees who will be deemed to be participants in the solicitation, please see “Appendix A — Certain Information Regarding Participants in this Solicitation” to this Consent Revocation Statement.

Cost and Method of this Consent Revocation Solicitation

The cost of this consent revocation solicitation will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s consent revocation solicitation (other than salaries and wages of our officers and regular employees), but excluding costs of litigation related to the solicitation (if any), will be approximately $[●], of which $[●] has been incurred as of the date of this Consent Revocation Statement. Our directors, officers and employees may solicit consent revocations in person or by email or other electronic means or by telephone. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Consent Revocation Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis).

The Company has retained Okapi as its soliciting agent. Okapi has advised the Company that approximately [●] of its employees will be involved in the solicitation of consent revocations by Okapi on behalf of the Company. Okapi will solicit consent revocations by mail, telephone, facsimile and email. Under our agreement with Okapi, Okapi will receive an estimated fee of $[●] plus reimbursement of its reasonable, out-of-pocket expenses for its services. In addition, Okapi and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

INFORMATION ABOUT THE CURRENT DIRECTORS OF THE COMPANY

The following sets forth information about the current members of the Board as of the date of this Consent Revocation Statement, including the experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director.

Philip A. Falcone, Chairman of the Board
Age: 57
Director Since: 2014

Mr. Falcone has served as a director of HC2 since January 2014, and as Chairman, President and CEO of HC2 since May 2014 and is a director of several of HC2’s subsidiaries. Mr. Falcone served as a director, Chairman of the Board and Chief Executive Officer of HRG Group, Inc. (f/k/a Harbinger Group Inc., “HRG”) from July 2009 to November 2014. From July 2009 to July 2011, Mr. Falcone also served as the President of HRG. Mr. Falcone is also the Chief Investment Officer and Chief Executive Officer of Harbinger Capital, and is the Chief Investment Officer of other Harbinger Capital-affiliated funds. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone served as a member of the board of directors of Inseego Corp. (NASDAQ: INSG) (“Inseego”), a provider of intelligent wireless solutions for the worldwide mobile communications market from 1994 through August 2018, as its Chairman of the Board from May 2017 through August 2018, and as a member of its Audit Committee from June 2017 through August 2018. Mr. Falcone received an A.B. in Economics from Harvard University.

Wayne Barr, Jr., Lead Independent Director
Age: 56
Director Since: 2014

Mr. Barr has served as a director of HC2 since January 2014 and as Lead Independent Director since March 2020 and is a director of several of HC2’s subsidiaries. Mr. Barr is the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr has served as Executive Chairman, President and CEO of CCUR Holdings, Inc. (OTCQB: CCUR) since 2016 and has been a member of the board of directors of Alaska Communications Group, Inc. (NASDAQ: ALSK) since March 2018. Mr. Barr also co-founded and was president from 2003 to 2008 of Capital & Technology Advisors, a management consulting and restructuring firm and served as Managing Director of Alliance Group of NC, LLC, a full service real estate firm providing brokerage, planning and consulting services throughout North Carolina to a wide variety of stakeholders including landowners, developers, builders and investors, from 2013 through September 2018. Mr. Barr has previously served on the boards of directors of several companies, including as a director of Aviat Networks, Inc. (NASDAQ: AVNW) from November 2016 to November 2018. Mr. Barr received his J.D. degree from Albany Law School of Union University and is admitted to practice law in the State of New York. He is also a licensed real estate broker in the State of North Carolina.

Warren H. Gfeller
Age: 67
Director Since: 2016

Mr. Gfeller has served as a director of HC2 since June 2016 and was a director of Global Marine Holdings, LLC, a majority owned subsidiary of HC2 from June 2018 until its sale in February 2020. He has been a member of the board of directors of Crestwood Equities Partners LP (NYSE: CEQP) since 2013, where he serves as Lead Director, Compensation Committee Chairman and as a member of the Finance Committee. He served as Lead Director and as a member of the Compensation Committee of Crestwood Midstream Partners LP from 2013 until its merger with Crestwood Equities Partners LP in November 2015. Mr. Gfeller served as Lead Director and Chairman of the Audit Committee of Inergy Holdings, L.P. from 2001 to 2013, Inergy Midstream Partners from 2011 to 2013 and Inergy Holdings GP LLC from 2005 to 2011. Mr. Gfeller served as Lead Director, Chairman of the Audit Committee and as a member of the Compensation Committee of Zapata Corporation from 1997 to 2009, and as Chairman of the Board and a member of the Audit Committee of Duckwall-Alco Stores, Inc. from 2003 to 2009. Mr. Gfeller also served as a director of Houlihan’s Restaurant Group from 1993 to 1998 and as a director of Synergy Gas, Inc. from 1992 to 1995. He also served as President and Chief Executive Officer from 1986 to 1991, and as a Director from 1987 to 1991, of Ferrellgas, Inc. (now Ferrellgas Partners LP (NYSE: FGP)) (“Ferrellgas”), a retail and wholesale marketer of propane and other natural gas liquids. Mr. Gfeller began his career with Ferrellgas in 1983, as an executive vice president and financial officer. Prior to joining Ferrellgas, Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. from 1978 to 1983 and a Certified Public Accountant at Arthur Young & Co. from 1974 to 1978. Mr. Gfeller received a Bachelor of Arts degree from Kansas State University.

Lee S. Hillman
Age: 64
Director Since: 2016

Mr. Hillman has served as a director of HC2 since June 2016. He has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has also served as Chief Executive Officer of Performance Health Systems, LLC, a business distributing Power Plate™ and bioDensity® branded, specialty health and exercise equipment since 2012, and its predecessor since 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International and from 2004 to 2006 as Chief Executive Officer of Power Plate North America. Previously, from 1996 through 2002, Mr. Hillman was Chief Executive Officer of Bally Total Fitness Corporation, then the world’s largest fitness membership club business. Mr. Hillman has served as a member of the Board of Directors of Lawson Products, Inc. (NASDAQ: LAWS) since 2004, where he has served as the Lead Independent Director since March 2017, as Chair of its Audit Committee since 2019, and as Chair of its Compensation Committee since 2006. Mr. Hillman has also served as a board member of Business Development Corporation of America since February 2017 and as Chair of its Audit Committee since April 2018 and as trustee and member of the Audit Committee of Adelphia Recovery Trust since February 2007. Previously Mr. Hillman has served as a member of the Board of Directors and as the Chairman or as a member of the Audit Committees of: HealthSouth Corporation (2003-2005), Wyndham International (2004-2005), RCN Corporation (where he also served as Chairman of the Board) (2004-2010), Bally Total Fitness Corporation (where he was Chairman of the Board) (1996-2002) and Professional Diversity Network, Inc. (NASDAQ: IPDN) (where he also served as a member of its Compensation Committee and Nominating Committee in 2016) (2016-2017). Mr. Hillman received a Master of Business Administration from the University of Chicago’s Booth Graduate School of Business and a Bachelor of Science in Finance and Accounting from the Wharton School of the University of Pennsylvania. Mr. Hillman is a Certified Public Accountant and former audit partner with Ernst & Young.

Robert V. Leffler, Jr.
Age: 74
Director Since: 2014

Mr. Leffler has served as a director of HC2 since September 2014 and served as Lead Independent Director from June 2016 through February 2020. Mr. Leffler is semi-retired but now operates Milton Drive Consulting, LLC. He formerly owned The Leffler Agency, Inc. (“The Leffler Agency”), a full-service advertising agency, from 1984 to 2016. The firm specialized in the areas of sports/entertainment and media. Previously headquartered in Baltimore, the agency also had an office in Tampa and operated in 20 U.S. markets. The Leffler Agency also had a subsidiary media buying service, Media Moguls, LLC, which specialized in mass retail media buying. Mr. Leffler previously served as a director and Chairman of the Compensation Committee of HRG from 2008 to 2013 and a director and Chairman of the Compensation Committee of Zapata, Inc. from 1995 to 2008. In addition to his service as an independent public director for three different firms since 1995, by owning and running an advertising agency, he worked with 15 different types of businesses, including those in sports, entertainment and media (in the television (both broadcast and cable) and radio industries). The Leffler Agency conducted broadcast rights negotiations for potential media rights holders and the National Football League, Major League Baseball, the Canadian Football League and the National Hockey League, as well as College Division One teams. In addition, it produced public affairs TV programming that ran on MyTV Tampa Bay for three years. Mr. Leffler holds a Bachelor of Arts in social science/history from Towson University and a Master of Arts in Urban Studies and Popular Culture History from Morgan State University.

Julie Totman Springer
Age: 57
Director Since: 2020

Ms. Springer has served as a director of HC2 since February 2020. Ms. Springer has served as Chief Marketing and Communications Officer (Executive Vice President) for TransUnion since 2015, where she is responsible for TransUnion’s marketing and communications efforts. Ms. Springer also currently serves on the board of directors of the Jump$tart Coalition for Personal Financial Literacy, a national not-for-profit organization focused on educating and preparing youth for life-long financial success. She was an early-stage Mentor with Excelerate Labs (now Techstars) in Chicago and serves as Advisor to several national start-ups. She previously held the role of Vice President of Marketing and Product Development for the consumer division of TransUnion, TransUnion Interactive, from 2013 to 2015. Ms. Springer holds a Bachelor of Arts in English from Arizona State University.

Analysis of Our Directors in Light of Our Business

We are a diversified holding company with eight reportable operating segments based on management’s organization of the enterprise: Construction, Marine Services, Energy, Telecommunications, Insurance, Life Sciences, Broadcasting and Other, which includes businesses that do not meet the separately reportable segment thresholds. We expect to continue to focus on acquiring and investing in businesses with attractive assets that we consider to be undervalued or fairly valued and growing our acquired businesses.

Our Board has considered the experience, qualifications, attributes and skills of its members in light of our business and structure, and concluded that each of our current directors should serve on the Board. In addition, our Board has considered, among other things, (i) the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic and (ii) the importance of Board continuity, Board experience and stability in light of the circumstances. In particular, with respect to each of our current directors, the Board considered:

•	Mr. Falcone’s success in the growth of HRG during his tenure as Chairman of the Board and Chief Executive Officer, as well as his extensive investment experience consisting of over two decades in leveraged finance, distressed debt and special situations.

•	Mr. Barr’s experience as a director in the telecommunications and technology industries and his knowledge regarding management consulting matters, which are valuable to HC2 and the Board, especially in light of its telecommunications operations.

•	Mr. Gfeller’s experience in the energy industry and prior experience in various executive positions, as well as his service on the boards of directors of publicly traded companies, coupled with his extensive financial and accounting training and practice.

•	Mr. Hillman’s experience in managing and restructuring businesses and prior experience in various executive positions, as well as his service as a director on other publicly traded U.S. and international companies and as a former audit/assurance partner of an international accounting firm.

•	Mr. Leffler’s experience in the media industry, as well as his service on the board of directors of HRG from 2008 until 2013 and Zapata, Inc. from 1995 to 2008.

•	Ms. Springer’s experience in both business-to-business and consumer marketing, having served in prior leadership roles at Experian, Analyte Media, Leapfrog Online and the Allant Group.

Certain Legal Proceedings Affecting Mr. Falcone

On September 16, 2013, the United States District Court for the Southern District of New York entered a final Judgment (the “Final Judgment”) approving a settlement between the SEC and Harbinger Capital, Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Philip A. Falcone (collectively, the “HCP Parties”), in connection with two civil actions previously filed against the HCP Parties by the SEC. One civil action alleged that Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Mr. Falcone violated the anti-fraud provisions of the federal securities laws by engaging in market manipulation in connection with the trading of the debt securities of a particular issuer from 2006 to 2008. The other civil action alleged that Harbinger Capital and Mr. Falcone violated the anti-fraud provisions of the federal securities laws in connection with a loan made by Harbinger Capital Partners Special Situations Fund, L.P. to Mr. Falcone in October 2009 and in connection with the circumstances and disclosure regarding alleged preferential treatment of, and agreements with, certain fund investors.

The Final Judgment bars and enjoins Mr. Falcone for a period of five years (after which he may seek to have the bar and injunction lifted) from acting as or being an associated person of any “broker,” “dealer,” “investment adviser,” “municipal securities dealer,” “municipal adviser,” “transfer agent,” or “nationally recognized statistical rating organization” (as those terms are defined under the federal securities laws, collectively, the “Specified Entities”).

During the period of the bar, Mr. Falcone may remain associated with Harbinger Capital and certain other Harbinger Capital-related entities, provided that, during such time, Mr. Falcone’s association will be limited as set forth in the Final Judgment. The HCP Parties must take all actions reasonably necessary to expeditiously satisfy all redemption requests of investors in the Harbinger Capital-related funds, which may include the orderly disposition of Harbinger Capital-related fund assets. In addition, during the bar period, the HCP Parties and certain Harbinger Capital-related entities may not raise new capital or make capital calls from existing investors. The Final Judgment required the HCP Parties to pay disgorgement, prejudgment interest, and civil penalties totaling approximately $18 million. In addition, certain of the activities of the HCP Parties at the Harbinger Capital-related funds were subject to the oversight of an independent monitor for two years.

Additionally, on October 7, 2013, HRG, Fidelity & Guaranty Life (f/k/a, Harbinger F&G, LLC, “FGL”), a subsidiary of HRG, Fidelity & Guaranty Life Insurance Company of New York (“FGL NY Insurance”), a subsidiary of FGL, and Mr. Falcone delivered a commitment (the “NYDFS Commitment”) to the New York State Department of Financial Services (“NYDFS”) pursuant to which Mr. Falcone agreed for a period of up to seven years that he will not, directly or indirectly, individually or through any person or entity, exercise control (within the meaning of New York Insurance Law Section 1501(a)(2)) over FGL NY Insurance or any other New York-licensed insurer. In connection with the NYDFS Commitment, neither Mr. Falcone nor any employee of Harbinger Capital, may (i) serve as a director or officer of FGL or (ii) be involved in making investment decisions for FGL’s portfolio of assets or any funds withheld account supporting credit for reinsurance for FGL. The NYDFS Commitment provides that: (i) Mr. Falcone may continue to own any direct or indirect interest in HRG and serve as an officer or director of HRG and (ii) HRG may continue to own any direct or indirect interest in FGL NY Insurance and any other New York-licensed insurer. Any other activities related solely to FGL (other than FGL NY Insurance) are not prohibited and HRG executives may continue to serve on FGL’s board of directors. In addition, in connection with its re-domestication to Iowa, on October 7, 2013, Fidelity & Guaranty Life Insurance Company (“FGL Insurance”), a subsidiary of FGL, agreed to the conditions set by the Iowa Insurance Commissioner (together with the NYDFS Commitment, the “Commitments”) that neither Mr. Falcone nor any employees of Harbinger Capital may serve as an officer or director of FGL Insurance or FGL (but FGL Insurance may request that the Iowa Insurance Division lift this restriction after five years) and neither Mr. Falcone nor Harbinger Capital will be involved in making investment decisions for FGL Insurance or any funds withheld account that supports credit for reinsurance for FGL Insurance for five years. Our Insurance Company is not licensed to operate in New York State, and does not currently operate in New York State; therefore, the ban does not apply to our Insurance Company.

In addition, Mr. Falcone is a named defendant in litigation in connection with certain personal financial matters. HC2 understands that Mr. Falcone continues to vigorously pursue his defense in connection with these matters, which may be time consuming and may result in the loss of certain shares of his investment in HC2.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Our Board of Directors

The Board has determined that, other than Mr. Falcone, each director of the Company is “independent” as such term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of his or her independent judgment.

Board Leadership Structure

The Company’s leadership structure consists of a combined Chairman of the Board and CEO, and a Lead Independent Director. At this time, the Board believes that it is in the best interests of the Company to have Mr. Falcone serve as Chairman of the Board and CEO of the Company to implement the short- and long-term strategies of the Company, particularly in light of Mr. Falcone’s acquisition and investment experience. The Board believes that this joint position provides it with the ability to perform its oversight role over management with the benefit of a management perspective as to the Company’s business strategy and all other aspects of the business.

The Corporate Governance Guidelines provide that the Chairman shall be elected annually by the Board and that in the event the Chairman is neither a non-executive nor an “independent” director, the Board shall select another director to serve as “Lead Independent Director” from among the members of the Board that are determined at that time by the Board to be “independent.” The Chairman may be removed as Chairman at any time by a majority of the members of the Board.

With the position of Lead Independent Director, our governance structure provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance and enables the Board to fulfill its duties effectively and efficiently. Mr. Barr currently serves as the Lead Independent Director of the Board. The Board also believes that the strength of its independent directors, each of whom serves on the Board without any affiliation with management or any stockholder group, mitigates the risk of any potential conflicts that might result from combining the roles of Chairman and CEO.

The Chairman of the Board’s duties include:

•	presiding over all meetings and strategy sessions of the Board;

•	preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the other members of the Board;

•	ensuring information flows openly between senior management and the Board; and

•	presiding over all meetings of stockholders.

The Lead Independent Director’s duties include:

•	convening and presiding over executive sessions of the independent directors;

•	setting the agenda of and leading meetings of the independent directors;

•	briefing the Chairman and CEO regarding issues arising during executive sessions, as necessary;

•	collaborating with the Chairman and CEO to determine the Board agenda and Board information;

•	consultations with the independent directors and the committee chairpersons; and

•	facilitating Board communication among the independent directors outside of Board meetings.

The Board’s Role in Risk Oversight

The Board supervises and has control over the Company’s governance and compliance processes and procedures. As part of this role, the Board has overall responsibility for risk supervision, with a focus on material risks facing the Company. The Board primarily discharges its risk supervision responsibilities through its Audit Committee and Compensation Committee functions, each of which reports its activities to the Board. The risk supervision responsibilities of the Board’s committees include the following:

•	Audit Committee. The Audit Committee is responsible for the supervision of risk policies and processes relating to the Company’s financial statements and financial reporting processes. This Committee reviews the Company’s risk management procedures and policies and discusses with management the Company’s material operating and financial risk exposures and the manner in which such exposures are managed. The Audit Committee also discusses these potential risks with the Company’s outside independent registered public accounting firm responsible for auditing the Company’s books, records and financial statements.

•	Compensation Committee. The Compensation Committee is responsible for evaluating potential compensation-related risks and supervising management’s assessment of risks related to employee compensation policies and programs, as discussed further below under “Risk Considerations in Our Compensation Policies and Practices.”

The Company’s CEO and other members of the Company’s senior management team primarily design, implement, execute and monitor HC2’s risk management policies and procedures. The Audit Committee meets with our senior management team periodically to review HC2’s risk management practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Risk Considerations in Our Compensation Policies and Practices

Our Compensation Committee, on an ongoing basis, reviews, assesses and discusses with management (i) whether the compensation of the Company’s employees (including named executive officers) encourages employees to engage in excessive risk, (ii) the relationship between risk and management policies, practices and compensation and (iii) compensation policies and practices that could mitigate any such risk. Our Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company, particularly in light of the following factors:

•	our use of a variety of elements in our compensation program, such as base salary, annual performance-based incentive compensation and equity awards, which provide a balance of long- and short-term incentives;

•	our use of a variety of financial and strategic performance objectives within our compensation elements, which helps ensure that the Company’s overall business strategy is appropriately promoted; and

•	our internal controls and procedures, which help us to monitor excessive or inappropriate risk taking.

Meetings of the Board of Directors

During the year ended December 31, 2019, our Board held 11 meetings. During 2019, each of our directors (other than Mr. Leffler) attended more than 75% of the aggregate number of meetings of our Board held during the period in which he was a director and the committees on which he served during the periods that he served. Mr. Leffler attended fewer than 75% of the aggregate number of meetings of our Board held during 2019 due to health issues. Directors are expected, absent schedule conflicts, to attend our annual meeting of stockholders each year. All of our then-serving directors attended the 2019 Annual Meeting.

Committees of the Board of Directors

Standing Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Our committees are composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board may also create additional committees for special purposes.

The table below provides membership information for each of the Board committees as of the date of this Consent Revocation Statement:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Philip A. Falcone
Wayne Barr, Jr.* +	✓	✓	✓
Warren H. Gfeller*		✓	✓
Lee S. Hillman*	✓	✓	✓
Robert V. Leffler, Jr.	✓
Julie Totman Springer
Number of Meetings Held During 2019	5	9	2

*	Audit Committee financial expert

+	Lead Independent Director

Chair of the Committee

Audit Committee and Audit Committee Financial Expert

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During the year ended December 31, 2019, the Audit Committee held five meetings. The Audit Committee currently consists of Warren H. Gfeller (Chairman), Wayne Barr, Jr., Lee S. Hillman and Robert V. Leffler, Jr., each of whom is an independent director. Our Board has determined that each of Messrs. Barr, Gfeller and Hillman qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board has considered the qualifications of the current members of the Audit Committee and has determined that they possess the skills necessary to review and analyze the Company’s financial statements and processes and to fulfill their other duties in accordance with the terms of the Charter for the Audit Committee.

The Audit Committee is responsible, among its other duties, for appointing, compensating and overseeing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the Company’s internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC and exercising oversight with respect to the Company’s code of conduct (the “Code of Conduct”) and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.

Compensation Committee

During the year ended December 31, 2019, the Compensation Committee held nine meetings. The Compensation Committee currently consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman, each of whom is independent and a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.

The Compensation Committee is primarily responsible for establishing and periodically reviewing the compensation of our CEO, our other executive officers and recommending for Board approval the compensation for our non-employee directors. The Compensation Committee is also responsible for administering our equity compensation plans, which includes the authority to decide compensation matters pertaining to the Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second Amended 2014 Plan”), including the approval of equity instruments under the Second Amended 2014 Plan as well as administering and approving the Company’s annual incentive plan, if any. The CEO recommends to the Compensation Committee the compensation for our executive officers other than the CEO. The Compensation Committee is responsible for reviewing and assessing whether the Company’s compensation program encourages excessive risk and determines whether it is competitive in the marketplace. The DGCL generally permits the Compensation Committee to delegate its authority and responsibilities to subcommittees consisting of one or more members of such committee. A copy of the Compensation Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.

Nominating and Governance Committee

During the year ended December 31, 2019, the Nominating and Governance Committee held two meetings. The Nominating and Governance Committee currently consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman.

The Nominating and Governance Committee is responsible for (i) identifying, reviewing and evaluating candidates to serve as directors of the Company, (ii) serving as a focal point for communication between such candidates, non-committee directors and the Company’s senior management, (iii) recommending such candidates to the Board and (iv) making such other recommendations to the Board regarding the governance affairs relating to the directors of the Company (excluding director compensation, which is the responsibility of the Compensation Committee) and advising the Board with respect to Board composition, procedures and committees. The Nominating and Governance Committee’s duties are set forth in the Nominating and Governance Committee Charter. A copy of the Nominating and Governance Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.

Corporate Governance Guidelines

The Board has approved, following recommendation by the Nominating and Governance Committee, Corporate Governance Guidelines (the “Guidelines”), which address director qualifications and independence standards, responsibilities of the Board, access to management and independent advisors, certain Board compensation matters, procedures for review of related party transactions, Board orientation and continuing education, Board committees, succession planning, communications with stockholders and the media, and certain matters with respect to our Code of Conduct. A copy of the Guidelines is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.

Stockholder and Other Interested Party Communications with the Board and/or Non-Employee Directors

The Board welcomes communications from the Company’s stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may send written communications to the Board or the non-employee directors by writing to the Board or the non-employee directors at the following applicable address: Board/Non-Employee Directors, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. Communications by email should be addressed to corpsec@hc2.com and marked “Attention: Corporate Secretary” in the “Subject” field. The Corporate Secretary will review and forward all communications from stockholders or other interested parties to the intended recipient.

Code of Conduct

We have adopted a Code of Conduct applicable to all directors, officers and employees, including the CEO, senior financial officers and other persons performing similar functions. The Code of Conduct is a statement of business practices and principles of behavior that support our commitment to conducting business in accordance with the highest standards of business conduct and ethics. Our Code of Conduct covers, among other things, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code of Conduct. A copy of the Code of Conduct is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com. Any amendment of the Code of Conduct or any waiver of its provisions for a director or executive officer must be approved by the Board or a duly authorized committee thereof. We intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 29, 2020, there were (i) 46,154,398 shares of Common Stock, (ii) 12,500 shares of Series A Preferred Stock equal to 2,988,181 shares of Common Stock on an as-converted basis, and (iii) 14,000 shares of Series A-2 Preferred Stock equal to 1,997,147 shares of Common Stock on an as-converted basis (however, pursuant to Delaware law, the 6,125 shares of Series A Preferred Stock and the 10,000 shares of Series A-2 Preferred Stock owned by Continental are not entitled to be voted in the Percy Rockdale Consent Solicitation). The Preferred Stock outstanding and entitled to vote (excluding those shares of Preferred Stock owned by Continental) are equal to 2,094,586 shares of Common Stock on an as-converted basis, in each case, outstanding and entitled to vote. Therefore, as of February 29, 2020, there was a combined total of 48,248,984 shares of Common Stock and Preferred Stock on an as-converted basis (excluding those shares of Preferred Stock owned by Continental) outstanding and entitled to vote.

Except as otherwise indicated, the following table sets forth, as of March 20, 2020, certain information as to the beneficial ownership of Common Stock, Series A Preferred Stock and Series A-2 Preferred Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options or warrants or conversion of the Preferred Stock), that are exercisable or convertible as of, and within 60 days from, March 20, 2020, within the meaning of Rule 13d-3(d)(1) under the Exchange Act by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Unless otherwise indicated, each person had, as of March 20, 2020, sole voting power and sole dispositive power with respect to the Company’s shares, subject to applicable community property laws. The address of each of our directors and executive officers is c/o HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock (1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)	Percentage of Series A-2 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Zazove Associates, LLC(4) 1001 Tahoe Boulevard Incline Village, NV 89451	3,596,570	7.8%	—	—	—	—%	7.5%
Jefferies LLC(5) 520 Madison Ave New York, NY 10022	3,524,974	7.6%	—	—	—	—	7.3%
American Financial Group, Inc.(6) Great American Insurance Group Tower 301 East Fourth Street Cincinnati, OH 45202	3,175,875	6.9%	—	—	—	—	6.6%
Lancer Capital LLC and its affiliates(7) 770 South Flagler Drive, Suite 800, West Tower West Palm Beach, FL 33401	3,034,621	6.6%	—	—	—	—	6.3%
Percy Rockdale LLC and its affiliates(8) 595 Madison Avenue, 29th Floor New York, NY 10022	2,587,336	5.6%	—	—	—	—	5.4%
Mittleman Brothers, LLC and its affiliates and/or affiliated funds(9) 105 Maxess Road, Suite 207 Melville, NY 11747	2,522,175	5.5%	—	—	—	—	5.2%
JDS1, LLC and its affiliates(10) 2200 Fletcher Avenue, Suite 501 Fort Lee, NJ 07024	2,511,124	5.4%	—	—	—	—	5.2%
Benefit Street Partners L.L.C.(11) and its affiliates and/or affiliated funds 9 West 57th Street, Suite 4700 New York, NY 10019	2,212,129	4.6%	6,375	100%	—	—	4.6%
Long Ball Partners, LLC(12) 2000 Avenue of the Stars, 9th Floor South Los Angeles, CA 90067	570,613	1.2%	—	—	4,000	100%	1.2%

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock on a stand-alone basis (1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)	Percentage of Series A-2 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As- Converted Basis (1)(2)(3)
Directors, Named Executive Officers and Executive Officers and Directors as a group
Philip A. Falcone (13)	8,859,737	16.8%	—	—	—	—	16.1%
Michael J. Sena (14)	411,997	*	—	—	—	—	*
Joseph A. Ferraro	129,827	*	—	—	—	—	*
Suzi R. Herbst.(15)	97,250	*	—	—	—	—	*
Warren H. Gfeller	76,478	*	—	—	—	—	*
Lee S. Hillman	71,478	*	—	—	—	—	*
Robert V. Leffler, Jr.	66,097	*	—	—	—	—	*
Wayne Barr, Jr. (16)	870,156	1.9%	—	—	—	—	1.8%
Julie Totman Springer	—	*	—	—	—	—	*
All executive officers and directors as a group (9 people) (17)	10,583,020	19.8%	—	—	—	—	19.0%

*	Less than 1% of the outstanding Common Stock.

(1)	Shares of Common Stock of which a person has the right to acquire beneficial ownership within 60 days from March 20, 2020, are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person. Certain shares of Common Stock are issuable upon the conversion of the Company’s 7.5% convertible senior notes due June 1, 2022 (the “Convertible Notes”).

(2)	Each outstanding share of Series A Preferred Stock is presently convertible into approximately 239.05 shares of Common Stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock at this ratio.

(3)	Each outstanding share of Series A-2 Preferred Stock is presently convertible into 142.65 shares of Common Stock. The shares of Series A-2 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-2 Preferred Stock stated in these columns reflect ownership of shares of Series A-2 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-2 Preferred Stock at this ratio.

(4)	Based solely on a Schedule 13G filed with the SEC on January 7, 2020, by Zazove Associates, LLC, Zazove Associates, Inc. and Gene and Gene T. Prett. According to the Schedule 13G, the reporting persons have sole voting and dispositive power with respect to, and beneficially own, 3,596,575 shares of Common Stock, which are issuable upon the conversion of the Convertible Notes.

(5)	Based solely on a Schedule 13G filed with the SEC on February 13, 2017, by Jefferies LLC, Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation. According to the Schedule 13G, the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 3,524,974 shares of Common Stock.

(6)	Based solely on a Schedule 13G filed with the SEC on January 22, 2016, Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2017, Amendment No. 2 to Schedule 13G filed with the SEC on January 26, 2018, Amendment No. 3 to Schedule 13G filed with the SEC on January 25, 2019, and Amendment No. 4 to Schedule 13G filed with the SEC on January 31, 2020, by American Financial Group, Inc., American Financial Group, Inc. has sole voting and dispositive power with respect to, and beneficially owns, 3,175,875 shares of Common Stock, which amount consists of 1,007,421 shares of Common Stock and warrants to purchase 2,168,454 shares of Common Stock.

(7)	Based solely on a Schedule 13G filed with the SEC on February 7, 2020, by Lancer Capital LLC and Avram A. Glazer. According to the Schedule 13G, the reporting persons have sole voting and dispositive power with respect to, and beneficially own, 3,034,621 shares of Common Stock, 456,621 of which are issuable upon the conversion of the Convertible Notes.

(8)	Based solely on a Schedule 13D filed with the SEC on January 27, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on February 18, 2020, by Percy Rockdale LLC, Rio Royal LLC, MG Capital Management, Ltd., Michael Gorzynski, George R. Brokaw and Kenneth S. Courtis. According to the Schedule 13D, Percy Rockdale LLC has shared voting and dispositive power with respect to, and beneficially owns 2,422,000 shares of Common Stock, Rio Royal LLC and MG Capital Management Ltd. have shared voting and dispositive power with respect to, and beneficially own 10,000 shares of Common Stock, Michael Gorzynski has shared voting and dispositive power with respect to, and beneficially owns 2,432,000 shares of Common Stock, George R. Brokaw has sole voting and dispositive power with respect to, and beneficially owns 18,000 shares of Common Stock and Kenneth S. Courtis has sole voting and dispositive power with respect to, and beneficially owns 137,336 shares of Common Stock.

(9)	Based solely on a Schedule 13G filed with the SEC on July 19, 2017, Amendment No. 1 to Schedule 13G filed with the SEC on January 31, 2018, Amendment No. 2 to Schedule 13G filed with the SEC on February 1, 2019, and Amendment No. 3 to Schedule 13G filed with the SEC on January 28, 2020, by Mittleman Brothers, LLC, Master Control LLC, Mittleman Investment Management, LLC, Christopher P. Mittleman, David J. Mittleman and Philip C. Mittleman. According to the filings, MIM provides investment advice to institutional clients, high-net-worth individuals, and pooled investment vehicles (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, MIM may be deemed to be the beneficial owner of the shares of Common Stock held by such Managed Portfolios. The Managing Members of Mittleman Brothers are Christopher P. Mittleman, David J. Mittleman and Philip C. Mittleman. Mittleman Brothers is the sole member of Master and Master is the sole member of MIM. Mittleman Brothers and Master may be deemed to beneficially own securities owned by MIM. As a result, Mittleman Brothers and Master may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that MIM may have with respect to Common Stock held by the Managed Portfolios. Christopher P. Mittleman is the Managing Partner and Chief Investment Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, David J. Mittleman is the Managing Partner and Chief Client Relationship Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, Philip C. Mittleman is the Chief Executive Officer, President and Managing Partner of MIM and may be deemed to beneficially own securities beneficially owned by MIM. According to the filings, Mittleman Brothers LLC disclaims beneficial ownership of 24,016 shares owned by Philip C. Mittleman, but may otherwise be deemed to share voting power and dispositive power in respect of such shares.

(10)	Based solely on a Schedule 13G filed with the SEC on March 20, 2020, by JDS1, LLC (“JDS1”), Julian Singer and CCUR Holdings, Inc. (“CCUR”). According to the Schedule 13G, JDS1 and Julian Singer have sole voting and dispositive power with respect to, and beneficially own, 1,740,348 shares of Common Stock, 582,191 of which are issuable upon the conversion of the Convertible Notes. CCUR has shared voting and dispositive power with respect to, and beneficially owns, 770,776 shares of Common Stock, 570,776 of which are issuable upon the conversion of the Convertible Notes. JDS1 has a controlling stake in CCUR, of which a director, Wayne Barr, Jr., is the Chairman, President and CEO.

(11)	Based solely on a Schedule 13D filed with the SEC on June 9, 2014, Amendment No. 1 to Schedule 13D filed with the SEC on September 25, 2014 and Amendment No. 2 to Schedule 13D filed with the SEC on August 19, 2015, Amendment No. 3 to the Schedule 13D filed with the SEC on October 31, 2016 and Amendment No. 4 to the Schedule 13D filed with the SEC on December 28, 2018 by Benefit Street Partners L.L.C. (“BSP”), Providence Equity Capital Markets L.L.C. (“PECM”), Jonathan M. Nelson, Paul J. Salem, Glenn M. Creamer and Thomas J. Gahan. BSP is the investment manager of Providence Debt Fund III L.P., Providence Debt Fund III Master (Non-US) L.P. and Benefit Street Partners SMA LM L.P. (collectively, the “BSP Funds”). PECM is the investment manager of PECM Strategic Funding L.P. Messrs. Creamer, Gahan, Nelson and Salem collectively control each of BSP and PECM through their indirect ownership of membership interests of BSP and PECM. As a result, each of Messrs. Creamer, Gahan, Nelson and Salem and BSP may be deemed to share beneficial ownership of the shares of common stock beneficially held by the BSP Funds, and each of Messrs. Creamer, Gahan, Nelson and Salem and PECM may be deemed to share beneficial ownership of the shares of common stock beneficially held by PECM Strategic Funding L.P. Amendment No. 4 to Schedule 13D discloses that the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 2,212,129 shares of the Company’s common stock, which amount consists of 688,157 shares of the Company’s common stock and 1,523,972 shares of common stock that may be acquired upon conversion of 6,375 shares of Series A Preferred Stock.

(12)	Based on that certain Securities Purchase Agreement, entered into by and among the Company, Mariner LDC, Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Super Caspian Cayman Fund Limited, Caspian SC Holdings, L.P. and Long Ball Partners, LLC, dated January 5, 2015, pursuant to which such parties purchased the number of shares of Series A-2 Preferred Stock indicated.

(13)	Includes 6,737,607 vested stock options and 540,000 shares of Common Stock owned by Global Opportunities Breakaway MM LLC, of which Mr. Falcone is the Managing Member and, as such, has sole power to vote or dispose of such shares.

(14)	Includes 87,866 vested stock options.

(15)	Includes 6,000 shares of Common Stock held in trust for the benefit of Ms. Herbst’s children. Ms. Herbst disclaims beneficial ownership of all securities so held in trust except to the extent of her pecuniary interest therein.

(16)	Includes 200,000 shares of Common Stock held by CCUR, of which Mr. Barr is the Chairman, President and CEO. Mr. Barr disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. Includes 4,466 vested stock options and 570,776 shares of Common Stock that are issuable upon conversion of the Convertible Notes held by CCUR.

(17)	Includes 7,400,715 vested stock options.

DIRECTOR COMPENSATION

Compensation of Directors

Annual Cash Compensation

The Company’s non-employee directors are paid cash fees on a quarterly basis in arrears, as follows: (i) $70,000 annual fee for each non-employee director; (ii) $31,500 annual fee for the Lead Independent Director; (iii) $25,000 annual fee for the Chair of the Audit Committee; (iv) $16,000 annual fee for the Chair of the Compensation Committee; (v) $12,000 annual fee for the Chair of the Nominating and Governance Committee; (vi) $12,500 annual fee for each member of the Audit Committee other than the Chair; (vii) $8,000 annual fee for each member of the Compensation Committee other than the Chair; and (viii) $6,000 annual fee for each member of the Nominating and Governance Committee other than the Chair. Each of these amounts is prorated for non-employee directors who are elected or appointed during the year.

The Company also reimburses non-employee directors for their out-of-pocket expenses incurred in connection with their service on the Board. Employees of the Company, such as our named executive officers, who also serve as directors do not receive separate compensation for service on the Board. Because Mr. Falcone is a named executive officer, his compensation is reflected in the “Compensation Tables-2019 Summary Compensation Table” in the “Compensation Tables” section, rather than in the Non-Employee Director Compensation Table below.

Annual Equity Compensation

Unless otherwise provided by the Compensation Committee, following each annual meeting of stockholders during the term of the Second Amended 2014 Plan and for so long as equity is available to issue under such plan or a successor plan, each non-employee director is granted an award of restricted stock (“RSAs”). The award of RSAs had a grant date fair market value of $90,000. In accordance with this policy, on June 13, 2019, the Compensation Committee awarded each of Messrs. Barr, Gfeller, Hillman and Leffler 36,734 shares of restricted stock, two-thirds of which will vest and become non-forfeitable on June 1, 2020 and one-third of which will vest and become non-forfeitable on June 1, 2021 (subject to continued service as a non-employee director through each applicable vesting date).

Indemnification Agreements with Directors and Executive Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Non-Employee Director Compensation Table

The following table provides compensation information for the year ended December 31, 2019 for each non-employee director:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Wayne Barr, Jr.(2)	$91,715	$89,998	$31,190	(3)	$212,903
Warren H. Gfeller(4)	$109,000	$89,998	$25,000	(5)	$223,998
Lee S. Hillman(6)	$96,500	$89,998	$—		$186,498
Robert V. Leffler, Jr.(7)	$142,000	$89,998	$—		$231,998
Julie Totman Springer(8)	$—	$—	$—		$—

(1)	These amounts represent the aggregate grant date fair value of RSAs granted in 2019 computed in accordance with FASB ASC Topic 718 (“ASC 718”). A discussion of the assumptions used in determining grant date fair value may be found in Note [18] to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Each non-employee director received a grant of 36,734 RSAs on June 13, 2019. Each RSA grant had an aggregate grant date fair value of $89,998 based on the closing price of Common Stock on June 13, 2019 of $2.45 per share.

(2)	As of December 31, 2019, Mr. Barr had (i) 13,094 RSAs outstanding, and (ii) 4,466 stock options outstanding.

(3)	This amount represents fees paid to Mr. Barr by Global Marine Holdings, LLC, a majority-owned subsidiary of the Company (“GMH LLC”), for his service on the GMH LLC Board of Directors in 2019.

(4)	As of December 31, 2019, Mr. Gfeller had 13,094 RSAs outstanding.

(5)	This amount represents fees paid to Mr. Gfeller by GMH LLC for his service on the GMH LLC Board of Directors in 2019.

(6)	As of December 31, 2019, Mr. Hillman had 13,094 RSAs outstanding.

(7)	As of December 31, 2019, Mr. Leffler had 13,094 RSAs outstanding.

(8)	Ms. Springer was elected to the Board on February 10, 2020 and did not serve on the Board in 2019.

Executive Officers

Executive officers are elected by and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of March 20, 2020.

Name	Age	Position
Philip A. Falcone	57	Chairman, President and Chief Executive Officer
Michael J. Sena	47	Chief Financial Officer
Joseph A. Ferraro	42	Chief Legal Officer & Corporate Secretary
Suzi Raftery Herbst	44	Chief Administrative Officer

Philip A. Falcone. Mr. Falcone’s biography can be found under “Information About the Current Directors of the Company” above.

Michael J. Sena has been HC2’s Chief Financial Officer since June 2015 and is a director and/or officer of several of HC2’s subsidiaries. Prior to joining the Company, Mr. Sena was the Senior Vice President and Chief Accounting Officer of HRG from October 2014 to June 2015, and had previously served as the Vice President and Chief Accounting Officer, from November 2012 to October 2014. Mr. Sena was also the Vice President and Chief Accounting Officer of Zap.Com, a subsidiary of HRG, from November 2012 to June 2015, and served as a director of Zap.Com from December 2014 until June 2015. From January 2009 until November 2012, Mr. Sena held various accounting and financial reporting positions with Reader’s Digest Association, Inc., last serving as Vice President and North American Controller. Before joining Reader’s Digest Association, Inc., Mr. Sena served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009. Prior to that, Mr. Sena held various positions with PricewaterhouseCoopers, LLP. Mr. Sena is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Syracuse University.

Joseph A. Ferraro has been Chief Legal Officer and Corporate Secretary of HC2 since September 2017 and is an officer of several of HC2’s subsidiaries. Mr. Ferraro brings to HC2 over 17 years of extensive experience building and managing legal and compliance departments for permanent capital vehicles (including registered investment companies, such as business development companies (“BDCs”) and closed-end funds), registered investment advisers, private equity funds and other pooled investment vehicles. He is responsible for all legal matters at HC2, encompassing mergers and acquisitions, securities, commercial, employment, corporate governance, regulatory and other activities. Prior to joining HC2, for nearly nine years Mr. Ferraro was the General Counsel of Prospect Administration LLC, the administrator for Prospect Capital Corporation (NASDAQ: PSEC, together with its affiliates, “Prospect”), a BDC. Mr. Ferraro also served as Assistant Secretary of PSEC and Deputy Chief Compliance Officer of Prospect Capital Management, L.P., and advised multiple Prospect-affiliated registered investment companies, registered investment advisers and funds. At Prospect, Mr. Ferraro was responsible for legal matters across all Prospect entities and investment funds. Together with other industry general counsel, Mr. Ferraro also promoted, and provided Congressional testimony in support of, legislation to modernize the BDC provisions of the Investment Company Act of 1940, which became law in March 2018. Before joining Prospect, Mr. Ferraro was a corporate associate at the law firms of Boies, Schiller & Flexner LLP and Sullivan & Cromwell LLP. Mr. Ferraro graduated cum laude from Princeton University with an A.B. from The Woodrow Wilson School of Public and International Affairs, and graduated with honors from The Law School at The University of Chicago, where he served on the University of Chicago Law Review as a Staff Member and Managing Editor.

Suzi Raftery Herbst has been Chief Administrative Officer of HC2 since March 2015. Ms. Herbst has over 18 years of diverse human resources, recruiting, equity and foreign exchange sales experience. Prior to joining HC2, Ms. Herbst was the Senior Vice President and Director of Human Resources of Harbinger Capital and HRG from March 2010 through March 2015. Before joining Harbinger Capital and HRG, Ms. Herbst was the Head of Recruiting at Knight Capital Group. Prior to Knight, Ms. Herbst held various positions in the Human Resources and Foreign Exchange Sales departments at Cantor Fitzgerald. Ms. Herbst started her career in the Equity Sales department at Merrill Lynch. Ms. Herbst also served on the Board of Trustees of Cheshire Academy from September 2013 through September 2015. Ms. Herbst earned a Bachelor of Arts degree in Communications and Studio Art from Marist College.

COMPENSATION DISCUSSION AND ANALYSIS

The tables and narrative disclosure that follow provide information regarding our compensation program for our (i) Chairman, President and Chief Executive Officer, (ii) Chief Financial Officer, (iii) Chief Legal Officer and Corporate Secretary and (iv) Chief Administrative Officer. We refer to these individuals throughout the Compensation Discussion and Analysis and the tables and narratives that follow as our “named executive officers.” For 2019, our named executive officers were as follows:

•	Philip A. Falcone, Chairman, President and Chief Executive Officer
•	Michael J. Sena, Chief Financial Officer
•	Joseph A. Ferraro, Chief Legal Officer and Corporate Secretary
•	Suzi Raftery Herbst, Chief Administrative Officer

Compensation Program Overview, Philosophy and Objectives

The Compensation Committee’s Annual Compensation Decision-Making Process

Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and the performance of each named executive officer. Based on this review, the Compensation Committee discusses, assesses, and approves any potential base salary increases related to the current fiscal year, awards annual incentive bonuses with respect to the prior fiscal year, and authorizes equity award grants.

Typically, our CEO makes compensation recommendations to the Compensation Committee with respect to compensation of the named executive officers other than himself. With respect to our CEO, the Compensation Committee makes its decisions absent the input of the CEO.

The Compensation Committee believes that individualized consideration of the various compensation elements described below is necessary to provide the flexibility it needs to make appropriate compensation decisions without relying solely on the use of pre-established formulas or benchmarking. Consequently, the Compensation Committee believes it is in the best interest of the Company and our stockholders to conduct its own research regarding executive compensation, which includes a review of executive compensation programs of companies with whom we compete for executive and management-level talent.

In connection with its review process, the Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. Recognizing that there is no one listed company that has a diverse group of businesses and geographic reach that would be comparable to the Company, the Compensation Committee conducts its compensation analysis by reviewing the compensation practices of companies with similar lines of operating business. The Compensation Committee also considers compensation practices at various investment banking institutions and private equity funds, as it believes the skill sets of its executives overlap with those required by those institutions. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers.

For 2019, the Compensation Committee determined that total compensation was at the appropriate level with respect to the executive positions analyzed. While the Compensation Committee took into account the results of compensation review and assessment in structuring our compensation program, other factors such as our general business and industry developments and individual performance influenced the Compensation Committee’s decision as to the appropriate compensation levels and structure for our named executive officers.

The Compensation Committee did not benchmark compensation for our named executive officers at any specific level in 2019.

Compensation Committee Interlocks and Insider Participation

During 2019 and currently, the Compensation Committee consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman. None of the members of the Company’s Compensation Committee during 2019: (i) served as an officer or employee of the Company during 2019, (ii) was formerly an officer of the Company or (iii) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

During 2019: (i) none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee; (ii) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee; and (iii) none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.

Philosophy and Objectives

Our compensation program for our named executive officers is designed to recognize the level of responsibility of each executive within the Company, taking into account the executive’s role and expected leadership within the Company, as well as to encourage decisions and actions that have a positive impact on our overall performance.

Our compensation philosophy is based upon the following objectives:

•	reinforce the achievement of key business strategies and objectives, through the grant of “at-risk” compensation earned based upon achievement of established performance targets;

•	reward our executives for outstanding performance and business results, based upon achievement of individual goals and objectives recommended to the Compensation Committee by the CEO with respect to his direct reports or, in the case of the CEO, agreed upon by the CEO and the Compensation Committee;

•	value each executive’s unique skills and competencies;

•	attract and retain qualified executives;

•	provide a competitive compensation structure; and

•	emphasize the enhancement of stockholder value and align our executives’ interests with those of our stockholders.

Elements of Compensation

For fiscal year 2019, our executive compensation program for our named executive officers consisted of the following core elements: (i) an annual base salary and (ii) an annual bonus based on the achievement of Company performance measures and each executive’s individual contributions to such achievement, 70% of which is payable in cash in 2020 and 30% of which is payable in cash in 2021, subject to the executive’s continued employment. This total mix of payments has allowed us to provide compensation that directly addresses our compensation goals of talent retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our named executive officers with additional benefits, including limited perquisites and participation in a 401(k) plan. The Compensation Committee also from time to time may grant special cash bonuses, sign-on bonuses, cash retention bonuses or incentive equity awards to named executive officers to recognize particularly strong achievement or for specific recruitment or retention purposes. Information on the total compensation of each named executive officer during fiscal year December 31, 2019, is set forth under “Compensation Tables-2019 Summary Compensation Table” below.

Annual Base Salary

The annual base salaries we provide to our named executive officers serve as compensation in recognition of each named executive officer’s ongoing contributions to the day-to-day performance of the operational areas for which he or she is responsible. The employment arrangements we maintain with our named executive officers provide for minimum annual base salaries, which may be increased or, in certain circumstances, decreased from time to time at the discretion of the Compensation Committee. Individual performance is reviewed on an annual basis during the Compensation Committee’s annual evaluation process, which is designed to ensure consistent global Company results, hold our named executive officers accountable for results (i.e., financial, leadership and individual goals) and set expectations for future results (i.e., actual results against budgeted goals). The goals and objectives considered during the annual evaluation process are prepared and reviewed on an annual basis.

The base salaries for our named executive officers (other than our CEO) also reflect input from our CEO regarding individual performance, Company strategy and retention factors.

Our named executive officers other than Mr. Falcone each are entitled to receive an annual base salary of $300,000 pursuant to their respective employment agreements, and Mr. Falcone is entitled to receive a base salary of $600,000. None of our named executive officers received a base salary increase in 2019. For more detail for each named executive officer’s base salary please see “Compensation Tables-2019 Summary Compensation Table” and “Employment Arrangements and Potential Payments Upon Termination or Change in Control.”

Annual Bonus Plan and Stock-Based Compensation

Stock-Based Compensation

On April 11, 2014, the Board adopted the HC2 Holdings, Inc. Omnibus Equity Award Plan (the “2014 Omnibus Plan”) and, subject to stockholder approval, subsequently adopted the Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended 2014 Plan”) on April 21, 2017 and the Second Amended 2014 Plan (together with the 2014 Omnibus Plan, the “Prior Plans”) on April 20, 2018. The Compensation Committee administers the 2014 Omnibus Plan, the Amended 2014 Plan and the Second Amended 2014 Plan and has broad authority to administer, construe and interpret the plans.

The Second Amended 2014 Plan provides for the grant of awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Establishment of Bonus Pool

The Board adopted the 2019 HC2 Executive Bonus Plan (the “Bonus Plan”) on April 25, 2019. The Bonus Plan became effective for fiscal year 2019 and will remain in effect for each fiscal year thereafter until amended or terminated by the Compensation Committee. During fiscal year 2019, all of the named executive officers participated in the Bonus Plan.

Under the Bonus Plan, executive officers are eligible to earn annual compensation opportunities consisting of both cash and stock-based awards. By providing for a mix of both cash and equity, the Bonus Plan is designed to (i) offer variable compensation that provides competitive levels of total pay to executives if the Company achieves target-level performance results and (ii) reward and encourage long-term value creation by executives. Awards under the Bonus Plan are granted annually with a portion paid immediately in cash and a portion subject to be paid (or in the case of equity awards, vested) in future years so as to provide an additional retention feature.

Each named executive officer had two bonus components under the Bonus Plan with respect to 2019: (i) a corporate bonus based on the achievement of goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) tied directly to the financial and strategic goals of the Company (the “Corporate Bonus”), and (ii) an individual bonus based on achievement of individual goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) (the “Individual Bonus”).

For fiscal year 2019, the named executive officers’ Corporate Bonus, if any, was based on the change in the Company’s “Net Asset Value” (as defined below) from the beginning of the Company’s 2019 fiscal year to the end of the Company’s 2019 fiscal year end (“NAV Return”), in excess of a threshold NAV Return level established by the Compensation Committee at the beginning of the 2019 performance year (the “Fiscal Year 2019 Threshold NAV Return”), as well as an assessment of how well the named executive officer was able to adapt to changes and obtain overall financial results in the Company’s businesses and industries and contribute to the NAV Return.

For fiscal year 2019, NAV Return was based on the amount calculated as the product of (i) the percentage change in the Net Asset Value per share of the Company from the beginning of fiscal year 2019 to the end of fiscal year 2019 multiplied by (ii) the Net Asset Value at the beginning of 2019. The Bonus Plan provides that 12% of the excess, if any, of the NAV Return for fiscal year 2019 over fiscal year 2019 Threshold NAV Return is to be allocated to fund the bonus pool for Corporate Bonuses awarded to our named executive officers and other key employees. Pursuant to the Bonus Plan, this amount may be reduced by the Compensation Committee pursuant to its exercise of negative discretion.

The Bonus Plan provides that, if the NAV Return is above the Threshold NAV Return, the Compensation Committee may award a Corporate Bonus up to two times the participants’ target Corporate Bonus (i) 40% in cash, (ii) 9% as stock options that vest and become exercisable if the participant remains employed through the first anniversary of the date of grant and (iii) 51% as restricted stock units or restricted stock that vest if the participant remains employed through the first anniversary of the date of grant. Any Corporate Bonus paid in excess of two times the participant’s target Corporate Bonus (“Excess Award Value”) may be awarded (i) 40% in cash, (ii) 9% as stock options that generally vest and become exercisable in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant and (iii) 51% as restricted stock that generally vests in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant.

For the purpose of the foregoing calculation, the Company’s “Net Asset Value” is generally calculated by (i) starting with the value of the Company’s “Net Asset Value,” as such term is defined in the certificates of designation governing our Preferred Stock (the “Preferred Stock Certificates”) (but without taking into account any discount with respect to appreciation on assets), (ii) then subtracting from such amount the Company’s deferred tax liabilities, (iii) then adding to such amount the Company’s capital contributions to fund start-up businesses, which is subject to a $10 million cap, (iv) then adding to such amount the Company’s deferred financing costs, (v) then adding to such amount the value of the Company’s assets that have not been appraised, which is subject to a $20 million cap, (vi) then adding to such amount expenses incurred in connection with completing any acquisitions by the Company within the past twelve months, and (vii) excluding any accretion on preferred stock (calculated in the manner contained in the Preferred Stock Certificates). The Company then makes adjustments to eliminate the effects of any conversion of Preferred Stock into Common Stock and equity issuances during the period.

The Compensation Committee believes that NAV Return is a good proxy for value creation for the Company and its stockholders because it is designed to encourage, among other things, the generation of cash flow by the Company’s subsidiaries and transactions resulting in appreciation of the assets of the Company and its subsidiaries. Further, our Compensation Committee believes that paying a bonus consistently based on NAV Return that is partially subject to vesting over a number of years, encourages a long-term focus on value creation for the benefit of our stockholders.

The Company NAV declined by 26.1% during the fiscal year ended December 31, 2019. As a result, the named executive officers were not eligible to receive a Corporate Bonus in respect of the 2019 performance year and an aggregate $800,000 in unpaid deferred cash compensation previously awarded to the applicable named executive officers in 2017 and 2018 under the 2014 Executive Bonus Plan (the predecessor of the Bonus Plan) was forfeited pursuant to certain claw back provisions contained in the 2014 Executive Bonus Plan.

Individual Performance Bonuses Awarded in Respect of 2019 Performance

As stated above, for fiscal year 2019, a portion of the annual bonus (namely, the Individual Bonus) was based on individual performance achievement against certain pre-established goals. For Messrs. Falcone, Sena and Ferraro, and Ms. Herbst, their target Individual Bonus was set at $100,000. The performance goals for each named executive officer’s Individual Bonus were determined by our Compensation Committee on an individual basis. Participants were eligible to earn between 0% and 500% of their individual target bonus based on achievement of these individual performance goals. These Individual Bonuses could have been earned even if NAV Return during fiscal year 2019 did not exceed the Fiscal Year 2019 Threshold NAV Return. Individual Bonus awards with respect to 2019 will be paid solely in cash.

For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Mr. Falcone’s Individual Bonus, which were to: (i) receive dividends from subsidiaries, (ii) broaden and strengthen the Company’s corporate platform through acquisitions and investments, (iii) improve the Company’s financial flexibility, (iv) remain in compliance with all existing or new debt covenants, and (v) work closely with subsidiaries to help in expansion of their platforms.

For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Mr. Sena’s Individual Bonus, which were to: (i) improve accounting and financial procedures and internal control, (ii) receive dividends from subsidiaries, (iii) identify and manage accounting and financial priorities and business risks, and (iv) foster growth and teamwork of the finance department.

For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Mr. Ferraro’s Individual Bonus, which were to: (i) establish policies and procedures for implementing the highest standards of regulatory legal compliance; (ii) provide high quality legal representation to HC2 with respect to deal-related matters, governance, stockholder agreements, annual meetings, proxy and relevant public filings, and debt/equity offering memorandums/shelf registrations (as directed by the CEO to raise capital); (iii) reduce spending on outside legal fees and filings; (iv) meet all priorities agreed to with the CEO; and (v) foster growth and teamwork of the legal department.

For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Ms. Herbst’s Individual Bonus, which were to: (i) improve HR, IT and general services both at the parent and the subsidiary level; (ii) meet all priorities as agreed to with the CEO; (iii) foster growth and teamwork of the HR Department; and (iv) analyze and build out a shared services platform.

Based on an assessment of each named executive officer’s achievement of their respective pre-established performance goals for the Individual Bonus in respect of fiscal year 2019 performance, the Compensation Committee determined that Mr. Sena earned an Individual Bonus of $340,000 and that each of Mr. Ferraro and Ms. Herbst earned an Individual Bonus of $500,000. Mr. Falcone did not receive an Individual Bonus in respect of fiscal year 2019 performance. 70% of each named executive officer’s Individual Bonus will be paid in 2020, and the remaining 30% of each named executive officer’s Individual Bonus will be paid in 2021, subject to the executive’s continued employment.

The table below shows the amounts awarded to each named executive officer under the Bonus Plan in respect of fiscal year 2019 performance:

	Individual Bonus		Corporate Bonus
Named Executive Officer	Cash	Equity	Cash	Equity	Total
Philip A. Falcone	—	—	—	—	—
Michael J. Sena	$340,000	—	—	—	$340,000
Joseph A. Ferraro	$500,000	—	—	—	$500,000
Suzi Raftery Herbst	$500,000	—	—	—	$500,000
Total NEO	$1,340,000	—	—	—	$1,340,000

Cash payments are made as follows, as long as the named executive officer is employed with the Company on the payment date:

Named Executive Officer	2020	2021	2022	Total Cash
Philip A. Falcone	—	—	—	—
Michael J. Sena	$238,000	$102,000	—	$340,000
Joseph A. Ferraro	$350,000	$150,000	—	$500,000
Suzi Raftery Herbst	$350,000	$150,000	—	$500,000
Total NEO	$938,000	$402,000	—	$1,340,000

Cash amounts payable pursuant to the Bonus Plan are included in the column titled “Non-Equity Incentive Plan Compensation” in the “Compensation Tables-2019 Summary Compensation Table” for fiscal year 2019 (although no amounts are actually payable until after the end of fiscal year 2019). However, in the case of equity awards, the SEC disclosure rules require that the “Compensation Tables-2019 Summary Compensation Table” and the Grants of Plan-Based Awards table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. If equity awards had been earned by our named executive officers pursuant to the Bonus Plan in respect of fiscal year 2019 performance, such equity awards would have been granted following the end of fiscal year 2019. As these equity awards would have been made after the end of fiscal year 2019, they would not be included in the “Compensation Tables-2019 Summary Compensation Table” and Grants of Plan-Based Awards Table in this Consent Revocation Statement, but in accordance with SEC rules will be included in next year’s table for our named executive officers in fiscal year 2020.

Other Benefits

The named executive officers receive limited benefits that would be considered executive benefits. Most benefits are consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, vision insurance, short-term and long-term disability and opportunities to participate in the Company’s 401(k) plan. The Company matches 50% of the employee’s 401(k) plan contributions, up to the first 6% of such employee’s salary, with a maximum of $6,000 annually.

Advisory Vote on Executive Compensation (“Say on Pay Vote”)

Our Compensation Committee and our Board considered the results of our stockholder vote regarding the non-binding resolution on executive compensation presented at the 2019 Annual Meeting and decided to engage in robust outreach with the Company’s stockholders. Following the 2019 Annual Meeting, at the Board’s discretion, we have reached out to investors representing more than 58% of outstanding shares with the goal of identifying, understanding and addressing the concerns of our stockholders with respect to our executive compensation program. While not all of our investors felt a need to engage, we had productive and valuable discussions with those investors who responded and expect to implement changes based on feedback we received as part of those discussions as part of our 2020 compensation program. The Compensation Committee takes very seriously its role in the governance of the Company’s compensation programs and values input from the Company’s stockholders, and will consider the results of future Say on Pay Votes in connection with making its compensation-related decisions to the extent it deems it appropriate to do so.

Clawback / Forfeiture

Pursuant to the equity agreements under the equity incentive plans, incentive compensation for employees is subject to recoupment in the event that, for example, the Company restates its reported financial results, makes a mistake in calculations (to the extent that either such occurrence resulted in an excess award amount being paid) or to the extent required by applicable law (including, Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act).

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Our employment arrangements and severance guidelines (the “Severance Guidelines”) provide for certain payments to be made to our named executive officers in the event that their employment with the Company is terminated. Severance benefits are an important tool in attracting and retaining key employees and provide a degree of financial security to those employees.

Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to Common Stock subject to such awards.

Outstanding equity awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the Second Amended 2014 Plan and the Amended 2014 Plan) if a “replacement award” (as defined in the Second Amended 2014 Plan and the Amended 2014 Plan) is promised to a participant in connection with the Change in Control. The vesting of a replacement award will only accelerate in connection with the Change in Control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such Change in Control.

For further information regarding the potential severance and change in control benefits provided to our named executive officers pursuant to our employment and equity award arrangements with such named executive officers, as well as our Severance Guidelines, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control.”

Tax Considerations

If a named executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code (the “IRC”), and such benefits do not comply with Section 409A, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and an additional income tax of 20% of the amount so recognized. The employment arrangements of our named executive officers described herein, the Second Amended 2014 Plan and the Prior Plans, generally contain provisions intended to limit or eliminate adverse tax consequences through timing of payments.

Section 162(m) of the IRC generally places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the IRC and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million are generally nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the IRC (the “Covered Employees”) include any individual who served as the CEO or chief financial officer (“CFO”) at any time during the taxable year and the three other most highly compensated executive officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the IRC described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee will not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the IRC if the Compensation Committee determines that doing so is in the best interests of the Company.

Anti-Pledging Policy

Our insider trading policy prohibits pledging, subject to certain exceptions as set forth therein. Under the policy, directors and employees of the Company or its subsidiaries and controlled affiliates and family members living in their households (“Covered Persons”) are not permitted to pledge securities of the Company (“Company Securities”) to secure loans, nor are they permitted to purchase securities of the Company on margin (other than in a cashless exercise of stock options). An exception to this prohibition may be granted by the Chief Legal Officer where a Covered Person wishes to pledge Company Securities as collateral to secure loans or purchase Company Securities on margin where, among other factors, the Covered Person clearly demonstrates the financial capacity and liquidity to repay the loan without resort to the pledged securities; provided that Covered Persons may only pledge Company Securities if (i) such securities represent less than 25% of the Company Securities held by such employee (excluding any unvested equity awards); (ii) such Company Securities represent less than 5% of the outstanding capital stock of the Company; and (iii) a request for approval of the Chief Legal Officer is submitted at least two weeks prior to execution (unless the Chief Legal Officer waives or shortens such notice requirement) and approval is granted. If an individual that was not previously a Covered Person (x) holds Company Securities in a margin account or is pledging Company Securities as a collateral of a loan and (y) becomes a Covered Person, such Covered Person shall promptly request approval from the Chief Legal Officer, and such approval shall be provided if such arrangement was already in place before the individual initially became a Covered Person and, as reasonably determined by the Chief Legal Officer, the aggregate amount of such Company Securities in the margin account and/or pledged is not material.

Anti-Hedging Policy

Pursuant to our insider trading policy, Covered Persons are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of Covered Securities or otherwise engage in any other type of transaction involving Covered Securities that would have similar economic consequences.

REPORT OF THE COMPENSATION COMMITTEE*

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Consent Revocation Statement.

Submitted by the Compensation Committee,

Robert V. Leffler, Jr. (Chairman)
Wayne Barr, Jr.
Warren H. Gfeller
Lee S. Hillman

* The material in this Report of the Compensation Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, respectively, whether made before or after the date of this Consent Revocation Statement and irrespective of any general incorporation language therein.

Compensation Tables

2019 Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2019, 2018 and 2017, the total compensation paid or accrued to our named executive officers as determined in accordance with SEC disclosure rules.

In the case of equity awards granted to our named executive officers, the SEC disclosure rules require that the Summary Compensation Table include the aggregate accounting grant date fair value of equity awards granted during the applicable fiscal year. While these amounts represent the grant date accounting value of the awards, they do not represent amounts actually paid to the named executive officer in the applicable year or that may be paid in the future.  In addition, certain cash awards earned by the named executive officers under the Bonus Plan that are included in the Summary Compensation Table were subject to deferral and not payable until subsequent years as an additional retention measure and a portion of those amounts were subject to clawback under the terms of the Bonus Plan due to NAV performance in 2019 and therefore will not be paid to the applicable named executive officers, but the SEC disclosure rules do not permit reduction of the bonus amounts for the applicable years to reflect the deferral or the clawback.

As an example, with respect to Mr. Falcone, while the Summary Compensation Below indicates pursuant to SEC disclosure rules that Mr. Falcone received total compensation equal to $11,535,545 and $8,141,699 in 2018 and 2017, respectively, Mr. Falcone actually only received a total of $3,046,132 in cash compensation in 2018 (representing $600,000 in base salary and $2,446,132 earned pursuant to the Bonus Plan in respect of the 2018 performance year) and a total of $4,850,937 in cash compensation in 2017 (representing cash earned pursuant to the Bonus Plan in respect of the 2017 performance year).  Further, the payment of a portion of the cash compensation earned pursuant to the Bonus Plan in respect of the 2018 and 2017 performance years that is included in the table was deferred under the terms of the Bonus Plan in respect of such years and was not actually paid in 2018 and 2017, respectively, because it was subject to deferral under the Bonus Plan, and a total of 46% and 23%, respectively, of those deferred amounts, were subject to clawback under the terms of the Bonus Plan due to NAV performance in 2019 and will therefore not be paid. The remainder of Mr. Falcone’s compensation shown in the table for 2018 and 2017 consists of the grant date accounting value of equity awards granted pursuant to the Bonus Plan in respect of the 2017 and 2016 performance years, respectively, which vest over time following the date of grant, and includes values for stock option awards which currently have no intrinsic value because the options are underwater.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Philip A. Falcone	2019	600,000	—	—	—	—	—	600,000
Chairman, President and	2018	600,000	—	7,104,174	1,385,239	2,446,132	—	11,535,545
Chief Executive Officer	2017	—	—	2,790,457	500,305	4,850,937	—	8,141,699

Michael J. Sena	2019	300,000	—	—	—	340,000	6,000	646,000
Chief Financial Officer	2018	300,000	—	1,184,029	230,875	407,689	6,000	2,128,593
	2017	300,000	—	528,345	94,618	808,490	6,000	1,737,453

Joseph A. Ferraro	2019	300,000	—	—	—	500,000	6,000	806,000
Chief Legal Officer and	2018	300,000	—	459,453	—	407,689	6,000	1,173,142
Corporate Secretary	2017	86,538	80,000	501,000	—	400,000	2,423	1,069,961

Suzi Raftery Herbst	2019	300,000	—	187,500	—	500,000	6,000	993,500
Chief Administrative Officer	2018	300,000	—	112,500	—	562,500	6,000	981,000
	2017	300,000	—	87,500	—	337,500	6,000	731,000

(1)	The amounts in this column represent cash bonuses granted to our named executive officers as sign-on bonuses or minimum bonuses required to be paid pursuant to employment agreements.

(2)	These amounts represent the aggregate grant date fair value of RSAs and/or RSUs granted in 2019, 2018 and 2017, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 18 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Messrs. Falcone, Sena and Ferraro were promised certain equity awards in 2019 in the form of RSUs in respect of the 2018 performance period, but an accounting charge for those awards was not taken because the vesting of such equity awards is subject to shareholder approval of a sufficient number of shares under the Second Amended 2014 Plan sufficient to satisfy the settlement of such equity awards, so no amount has been included in the table in respect of 2019 for these promised awards.

(3)	The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2019, 2018 and 2017, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 18 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Messrs. Falcone, Sena and Ferraro were promised certain equity awards in 2019 in the form of stock options in respect of the 2018 performance period, but an accounting charge for those awards was not taken in 2019 because the exercisability of those awards is subject to shareholder approval of a sufficient number of shares under the Second Amended 2014 Plan sufficient to satisfy the exercise of the awards, so no amount has been included in the table in respect of 2019 for these promised awards.

(4)	The amounts in this column represent annual cash incentive payments under our Bonus Plan. Amounts reported for each year are based on performance in such year, even if paid subsequent to year-end. See “Compensation Discussion and Analysis-Annual Bonus Plan and Stock-Based Compensation” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2019 performance period in cash. See page [●] for an explanation of the method by which the Cash payments in this column are calculated and paid.

(5)	The amounts in this column represent matching contributions made by the Company to the Company’s 401(k) plan on behalf of each of the named executive officers who participated in such plan.

2019 Grants of Plan-Based Awards

The following table sets forth, for each named executive officer, certain information with respect to grants of plan-based equity awards granted during the fiscal year ended December 31, 2019.

		Amounts in $					All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name and Principal Position	Date of Event	Threshold	Maximum	Threshold	Target	Maximum
Philip A. Falcone Chairman, President and Chief Executive Officer	—	—	—	—	—	—	—	—	—	—
—		—	—	—	—	—	—	—	—	—
Michael J. Sena Chief Financial Officer	—	—	—	—	—	—	—	—	—	—
—		—	—	—	—	—	—	—	—	—
Joseph A. Ferraro Chief Legal Officer and Corporate Secretary	—	—	—	—	—	—	—	—	—	—
Suzi Raftery Herbst Chief Administrative Officer	3/15/2019	—	—	—	—	—	71,565	—	—	187,500

(1)	Amounts shown reflect the aggregate grant date fair value in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 18 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Pursuant to the Bonus Plan, a bonus pool is established in an amount based on the Company’s NAV Return in excess of a threshold NAV Return amount. Each named executive officer may be granted an Individual Bonus and a Corporate Bonus under the Bonus Plan, based on his or her achievement of individual and corporate-related performance goals, respectively. Pursuant to the Bonus Plan, Corporate Bonus awards are paid out in a mix of cash and equity early in the year following the performance year following an evaluation of Company and individual results. Messrs. Falcone, Sena and Ferraro were promised certain equity awards in 2019 in the form of RSUs in respect of the 2018 performance period, but an accounting charge for those awards was not taken because the vesting or exercisability, as applicable, of such equity awards is subject to shareholder approval of a sufficient number of shares under the Second Amended 2014 Plan sufficient to satisfy the settlement or exercise, as applicable, of such equity awards, so no disclosure has been included in the table in respect of 2019 for these promised awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to our named executive officers concerning unexercised stock option awards and unvested RSA and RSU awards as of December 31, 2019.

	Options					Stock
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip A. Falcone
Granted: January 15, 2014	4,055	—	(2)	3.58	1/15/2024	—	—	—	—
Granted: May 21, 2014	1,568,864	—	(3)	4.56	5/20/2024	—	—	—	—
Granted: October 28, 2014	53,963	—	(4)	3.77	5/20/2024	—	—	—	—
Granted: October 28, 2014	1,754	—	(4)	3.98	5/20/2024	—	—	—	—
Granted: October 28, 2014	2,394	—	(4)	4.00	5/20/2024	—	—	—	—
Granted: October 28, 2014	14,389	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: August 6, 2015	705,882	—	(4)	4.25	5/20/2024	—	—	—	—
Granted: October 28, 2014	199	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,170	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	4,826	—	(4)	4.04	5/20/2024	—	—	—	—
Granted: October 28, 2014	13,817	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,452	—	(4)	4.02	5/20/2024	—	—	—	—
Granted: October 28, 2014	18,164	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,298	—	(4)	4.04	5/20/2024	—	—	—	—
Granted: October 28, 2014	9,869	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	11,246	—	(4)	4.03	5/20/2024	—	—	—	—
Granted: October 28, 2014	41,239	—	(4)	4.03	5/20/2024	—	—	—	—
Granted: October 28, 2014	4,386	—	(4)	3.98	5/20/2024	—	—	—	—
Granted: October 28, 2014	49,372	—	(4)	3.85	5/20/2024	—	—	—	—
Granted: August 6, 2015	2,510	—	(4)	4.25	5/20/2024	—	—	—	—
Granted: October 28, 2014	280,472	—	(4)	3.99	5/20/2024	—	—	—	—
Granted: October 28, 2014	258,824	—	(4)	4.36	5/20/2024	—	—	—	—
Granted: October 28, 2014	259	—	(4)	4.46	5/20/2024	—	—	—	—
Granted: August 6, 2015	7,084	—	(4)	4.46	5/20/2024	—	—	—	—
Granted: January 7, 2015	169,697	—	(5)	8.25	1/7/2025	—	—	—	—
Granted: March 12, 2015	309,620	—	(6)	9.00	3/11/2025	—	—	—	—
Granted: November 9, 2015	845,250	—	(7)	7.17	5/21/2024	—	—	—	—
Granted: December 24, 2015	100,742	—	(8)	5.90	5/21/2024	—	—	—	—
Granted: December 24, 2015	200,000	—	(8)	7.08	5/21/2024	—	—	—	—
Granted: January 29, 2016	6,848	—	(9)	7.93	5/21/2024	—	—	—	—
Granted: April 14, 2016	500,000	—	(10)	7.50	4/14/2026	—	—	—	—
Granted: April 14, 2016	500,000	—	(10)	10.50	4/14/2026	—	—	—	—
Granted: April 14, 2016	500,000	—	(10)	13.50	4/14/2026	—	—	—	—
Granted: March 10, 2017	40,943	—	(11)	5.50	3/10/2027	—	—	—	—
Granted: March 10, 2017	92,095	51,151	(12)	5.50	3/10/2027	137,024	297,342	—	—
Granted: March 16, 2018	140,270	285,006	(13)	5.45	3/16/2028	760,540	1,650,371	—	—

Michael J. Sena
Granted: March 10, 2017	8,266	—	(14)	5.50	3/10/2027	—	—	—	—
Granted: March 10, 2017	17,446	9,180	(15)	5.50	3/10/2027	24,591	53,362	—	—
Granted: March 16, 2018	35,068	35,812	(16)	5.45	3/16/2028	95,564	207,373	—	—

Joseph Ferraro
Granted: November 13, 2017	—	—	(17)	—	—	33,134	71,900	—	—
Granted: March 16, 2018	—	—	(18)	—	—	24,465	53,089	—	—

Suzi Raftery Herbst
Granted: March 16, 2018	—	—	(19)	—	—	6,881	14,931	—	—
Granted: March 15, 2019	—	—	(20)	—	—	71,565	155,296	—	—

(1)	Values calculated based on the closing price of Common Stock on December 31, 2019 of $2.17 per share.

(2)	Mr. Falcone was granted 4,055 stock options on January 15, 2014 as part of his compensation as a non-employee director during 2014, all of which are fully vested.

(3)	Mr. Falcone was granted 1,568,864 stock options on May 21, 2014 pursuant to the Initial Option, all of which are fully vested.

(4)	On October 28, 2014, anti-dilution adjustment options (the “October Anti-Dilution Options”) to purchase an aggregate of 1,782,082 Shares were issued to Mr. Falcone promptly following the execution of the Option Clarification Agreement. The October Anti-Dilution Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of the original date of the event that resulted in the issuance of anti-dilution options, subject to Mr. Falcone’s continued employment with the Company on each vesting date. A portion of the October Anti-Dilution Options were issued in respect of the Company’s issuance of its Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) and related pay-in-kind dividends on such Series A Preferred Stock, based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 750,000 Shares at $4.05, (2) 2,667 Shares at $4.00 and (3) 7,527 Shares at $4.46 (collectively, the “Original Series A Contingent Options”). On August 6, 2015, the Company determined that the Original Series A Contingent Options should have been issued based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 705,882 Shares at $4.25, (2) 2,510 Shares at $4.25, and (3) 7,084 Shares at $4.46 (collectively, the “Corrected Series A Contingent Options”). On the same date, the Company issued the Corrected Series A Contingent Options to Mr. Falcone contemporaneously with the surrender of the Original Series A Contingent Options for cancellation. The Corrected Series A Contingent Options otherwise have the same vesting dates and terms as the Original Series A Contingent Options. One-third of these stock options vested immediately, one-third vested on October 28, 2015 and the other one-third vested on October 28, 2016. A portion of the October Anti-Dilution Options included in the table above are only exercisable if and when the Series A Preferred Stock (715,476 stock options) and Series A-1 Preferred Stock (259,083 stock options) is converted into Common Stock.

(5)	Mr. Falcone was granted 169,697 stock options on January 7, 2015 pursuant to the Initial Option, all of which are fully vested. This option is exercisable only if and when the Series A-2 Preferred Stock is converted into Common Stock.

(6)	Mr. Falcone was granted 309,620 stock options on March 12, 2015 as payment of a portion of his incentive bonus earned with respect to the 2014 performance period under the Bonus Plan, all of which are fully vested.

(7)	Mr. Falcone was granted 845,250 stock options on November 9, 2015 pursuant to the Initial Option.

(8)	Mr. Falcone was granted 300,742 stock options on December 24, 2015 pursuant to the Initial Option.

(9)	On January 29, 2016, the Company determined that, as a result of the issuance and sale by the Company of 8,452,500 Shares on November 4, 2015 as disclosed on the Company’s Current Form 8-K filed on November 9, 2015, and the issuance of 1,007,422 Shares and a warrant to purchase 2,000,000 Shares pursuant to that certain stock purchase agreement as disclosed on the Company’s Current Form 8-K filed on December 28, 2015, an adjustment to the conversion price of the Series A-2 Convertible Participating Preferred Stock (“Series A-2 Preferred Stock”) was required under the terms of the Certificate of Designation of the Series A-2 Preferred Stock from $8.25 to $7.93 (the “Series A-2 Adjustment”). As a result of the Series A-2 Adjustment, on January 29, 2016, anti-dilution adjustment options to purchase an aggregate of 6,848 Shares (the “Adjusted Series A-2 Options”) were issued to Mr. Falcone. The exercise price of the Adjusted Series A-2 Options is $7.93 per share, and the Adjusted Series A-2 Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Issuer on each vesting date. The Adjusted Series A-2 Options are fully vested.

(10)	In consideration for eliminating the anti-dilution protection provisions, Mr. Falcone received an award after market on April 14, 2016, consisting of 1,500,000 premium stock options (the “2016 Premium Option”) that were issued under the 2014 Omnibus Plan. The 2016 Premium Option will vest in three equal installments on each of the first three anniversaries following the grant date (with each tranche vesting one-third on each such date), and the applicable per share exercise prices will be as follows: (a) a per share exercise price of $7.50 with respect to an option to acquire 500,000 shares; (b) a per share exercise price of $10.50 with respect to an option to acquire 500,000 shares; and (c) a per share exercise price of $13.50 with respect to an option to acquire 500,000 shares.

(11)	Mr. Falcone was granted 40,943 stock options on March 10, 2017, which options were fully vested on the grant date.

(12)	Mr. Falcone was granted 383,725 RSUs and 143,246 options on March 10, 2017. On March 10, 2018, 29% of both awards vested. On March 10, 2019, 35.5% of both awards vested. The final 35.5% of both awards vested on March 10, 2020.

(13)	Mr. Falcone was granted 1,134,852 RSUs and 425,276 stock options on March 16, 2018. On March 15, 2019, 33% of both awards vested and on March 16, 2020, 33.5% of both awards vested. An additional 33.5% of each award will vest on March 16, 2021.

(14)	Mr. Sena was granted 8,266 stock options on March 10, 2017, which options were fully vested on the grant date.

(15)	Mr. Sena was granted 71,326 RSUs and 26,626 options on March 10, 2017. On March 10, 2018, 31% of both awards vested and an additional 34.5% vested on March 10, 2019. The final 34.5% of both awards vested on March 10, 2020.

(16)	Mr. Sena was granted 189,142 RSUs and 70,880 options on March 16, 2018. On March 15, 2019, 49.5% of both awards vested, and on March 16, 2020, 25.3% of both awards vested. The final 25.3% of both awards will vest on March 16, 2021.

(17)	Pursuant to his employment agreement, Mr. Ferraro received an initial long-term equity grant consisting of 99,404 RSAs on November 13, 2017, of which 33.4% vested on November 13, 2018, and 33.3% vested on November 13, 2019. The final 33.3% will vest on November 13, 2020.

(18)	Mr. Ferraro was granted 73,395 RSUs on March 16, 2018. On March 15, 2019, 67% of the award vested, and the final third of the RSUs vested on March 16, 2020.

(19)	Ms. Herbst was granted 20,642 RSAs on March 16, 2018. On March 15, 2019, 67% of the award vested, and the final third of these shares vested on March 16, 2020.

(20)	Ms. Herbst was granted 71,565 RSAs on March 15, 2019. A total of 67% of the award vested on March 15, 2020, and the final third of these shares will vest on March 15, 2021.

Option Exercises and Stock Vested in 2019

The following table sets forth, for each named executive officer, details of any stock options exercised or awards that vested in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Philip A. Falcone	—	$—	511,336 (2)	$1,395,880
Michael J. Sena	—	$—	118,170	$319,688
Joseph A. Ferraro	—	$—	82,065	$201,756
Suzi R. Herbst	—	$—	19,064	$52,122

(1)	Determined by multiplying the shares of restricted stock that vested during fiscal year 2019 by the closing market price of our Common Stock on the respective vesting dates, but excluding any tax obligations incurred in connection with such vesting.

(2)	Mr. Falcone delayed the delivery of the shares underlying the 511,336 RSUs which vested in 2019. The shares underlying the RSUs were delivered on March 12, 2020.

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment arrangements with each of our named executive officers, setting forth certain terms of their employment with and/or separation from the Company, as applicable. While the employment agreements with the named executive officers that are described below do not contain explicit provisions relating to a change in control of the Company, the rights of those officers under the employment agreements, including rights upon a termination of employment as described below, will continue to apply following a change in control of the Company.

Employment Agreement with Philip A. Falcone

On May 21, 2014, we entered into an employment agreement with Philip A. Falcone to serve as the Company’s Chairman, President and CEO (the “Falcone Employment Agreement”). The Falcone Employment Agreement provides that Mr. Falcone will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Falcone Employment Agreement, Mr. Falcone received options in lieu of any base salary, subject to the ability of the Compensation Committee to award Mr. Falcone a base salary following an annual review. Effective January 1, 2018, Mr. Falcone was granted a base salary of $600,000. The Falcone Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Falcone as a participant in any annual bonus plan. Pursuant to the Falcone Employment Agreement, Mr. Falcone is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.

In the event of Mr. Falcone’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Falcone is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Falcone Employment Agreement), Mr. Falcone will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s current Severance Guidelines provide that upon termination of the CEO’s employment by the Company without Cause or by Mr. Falcone for Good Reason, he is entitled to twelve months of annual base salary plus twelve months of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health benefit premiums, if eligible, subject to execution of a separation and release agreement.

Pursuant to the Falcone Employment Agreement, Mr. Falcone is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Falcone receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Falcone’s separation from the Company. Mr. Falcone is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.

Employment Agreement with Michael J. Sena

On May 20, 2015, we entered into an employment agreement with Michael J. Sena to serve as the Company’s Chief Financial Officer (the “Sena Employment Agreement”). The Sena Employment Agreement provides that Mr. Sena will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Sena Employment Agreement, Mr. Sena (i) was eligible to receive an initial annual base salary of $300,000, (ii) received an initial equity grant consisting of shares of restricted stock in the amount of $957,000, which became fully vested in 2017, (iii) received a sign-on bonus equal to $150,000, and (iv) received an annual bonus consisting of (a) a minimum cash bonus of $150,000, during his first two years of employment, and (b) an additional bonus at the discretion of the Compensation Committee, with a target of $150,000 in the first two years of employment. Pursuant to the Sena Employment Agreement, Mr. Sena is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position, to receive ongoing equity grants at the same time as equity awards are granted to other senior executives, and to be reimbursed for reasonable and properly documented business expenses.

In the event of Mr. Sena’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Sena is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Sena Employment Agreement), Mr. Sena will not be entitled to any earned but unpaid discretionary cash bonus. Upon termination by the Company without Cause or by Mr. Sena for Good Reason, Mr. Sena will also be entitled to any minimum cash bonuses for his first two years of employment not yet paid as of such termination. The Company’s current Severance Guidelines provide that upon termination of Mr. Sena’s employment by the Company without Cause or by Mr. Sena for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.

Pursuant to the Sena Employment Agreement, Mr. Sena is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Sena receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Sena’s separation from the Company. Mr. Sena is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.

Employment Agreement with Joseph A. Ferraro

On September 11, 2017, the Company entered into an employment agreement with Mr. Joseph A. Ferraro to serve as the Company’s Chief Legal Officer and Corporate Secretary (the “Ferraro Employment Agreement”). The Ferraro Employment Agreement provides that Mr. Ferraro will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro (i) was eligible to receive an initial annual base salary of $300,000, (ii) received an initial equity grant of RSAs equal to the quotient of (I) $501,000 divided by (II) the closing price for a share of Common Stock on the business day immediately preceding the date of grant (the “Grant Date”), which RSAs will vest in three equal installments beginning on the first anniversary of the Grant Date, subject to Mr. Ferraro’s continued employment with the Company on each vesting date and (iii) received a sign-on bonus equal to $80,000 on September 30, 2017. The Ferraro Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Ferraro as a participant in any annual bonus plan. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.

In the event of Mr. Ferraro’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Ferraro is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Ferraro Employment Agreement), Mr. Ferraro will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Mr. Ferraro’s employment by the Company without Cause or by Mr. Ferraro for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.

Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Ferraro receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Ferraro’s separation from the Company. Mr. Ferraro is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.

Employment Agreement with Suzi Raftery Herbst

On March 1, 2015, we entered into an employment agreement with Suzi Raftery Herbst to serve as the Company’s Chief Administrative Officer (the “Herbst Employment Agreement”). The Herbst Employment Agreement provides that Ms. Herbst will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Herbst Employment Agreement, Ms. Herbst (i) was eligible to receive an initial annual base salary of $250,000 and (ii) received an initial equity grant of 22,906 shares of restricted stock, which became fully vested in 2017. The Herbst Employment Agreement also provides that the Compensation Committee may, in its discretion, include Ms. Herbst as a participant in any annual bonus plan. Pursuant to the Herbst Employment Agreement, Ms. Herbst is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with her position and to be reimbursed for reasonable and properly documented business expenses.

In the event of Ms. Herbst’s termination of employment with the Company, she will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Ms. Herbst is terminated for Cause or terminates her employment without Good Reason (as such terms are defined in the Herbst Employment Agreement), Ms. Herbst will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Ms. Herbst’s employment by the Company without Cause or by Ms. Herbst for Good Reason, she is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.

Pursuant to the Herbst Employment Agreement, Ms. Herbst is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Ms. Herbst receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of her employment and for eighteen months following Ms. Herbst’s separation from the Company. Ms. Herbst is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.

Summary of Termination Payments

The following table sets forth amounts of cash compensation that would have been paid to our named executive officers by reason of the covered termination circumstances indicated, based on their employment agreements and the Company’s Severance Guidelines in effect during 2019. The amounts shown assume that in each case termination was effective as of December 31, 2019.

Name and Form of Payment	Termination by the Company without Cause or by the Executive for Good Reason(1)
Philip A. Falcone
Severance Payment	$600,000
Benefits Continuation	$—
Total Termination Payments	$600,000

Michael J. Sena
Severance Payment	$150,000
Benefits Continuation	$19,574
Total Termination Payments	$166,559

Joseph A. Ferraro
Severance Payment	$150,000
Benefits Continuation	$19,574
Total Termination Payments	$166,559

Suzi R. Herbst
Severance Payment	$150,000
Benefits Continuation	$19,574
Total Termination Payments	$166,559

(1)	The employment agreements of the named executive officers (described on pages [●]) provide that the named executives will receive the severance set forth in the Company’s Severance Guidelines upon a termination by the Company without cause or by the Executive for good reason. The Company’s Severance Guidelines provide that upon such termination, (i) the CEO shall receive twelve months of annual base salary plus twelve months of COBRA premiums, if eligible, and (ii) the Chief Financial Officer, Chief Legal Officer and Chief Administrative Officer each shall receive six months of annual base salary plus six months of COBRA premiums, if eligible. The severance amounts are paid in a lump sum. The Executives’ employment agreements include restrictive covenants, which are described above.

Treatment of Equity Awards of Our Named Executive Officers Upon Termination

Pursuant to the named executive officers’ employment agreements, the Second Amended 2014 Plan, the Amended 2014 Plan, the 2014 Omnibus Plan and the award agreements thereunder, named executive officers are generally not entitled to receive accelerated vesting of any unvested RSAs, RSUs and stock options by reason of the named executive officer’s termination of his employment with the Company, except as provided below:

•	Awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will accelerate upon involuntary termination if within two years of Change in Control if the award is a replacement award (as such terms are defined in the applicable plan); and

•	Vested options issued under any of the plans generally remain exercisable for a period of time following termination, the extent of which depends on the reason for the termination, except that in the event the grantee is terminated for Cause (as defined in the applicable plan), any vested and unexercised options would also be forfeited.

Treatment of Unvested Equity Awards of Our Named Executive Officers Upon a Change in Control or Similar Transaction

•	Outstanding equity awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the applicable plan) if a “replacement award” (as defined in the applicable plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.

•	Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to Common Stock subject to such awards.

•	Pursuant to the terms of Mr. Falcone’s options granted in 2014 and 2015 (the “Falcone Options”), any unvested portions of the Falcone Options are accelerated upon the occurrence of a Fundamental Change Transaction (as defined in the applicable award agreement), which includes, among other transactions, any sale or other disposition of all or substantially all of the Company’s assets or the acquisition of a majority of the voting power of its capital stock by certain third parties. All of the Falcone Options are vested as of the date of this Consent Revocation Statement. Options granted to Mr. Falcone after 2015 will not automatically accelerate upon a change in control.

The following chart sets forth the estimated incremental benefits which our named executive officers would have received if the unvested RSAs, RSUs and options held by them as of December 31, 2019 had become fully vested as a result of the occurrence of (i) an involuntary termination within two years of a Change in Control, for purposes of the Second Amended 2014 Plan and the Amended 2014 Plan and (ii) a Change in Control, for purposes of the 2014 Omnibus Plan, in each case, on December 31, 2019. The estimated amount of benefits was calculated by multiplying the closing price on December 31, 2019 of the Common Stock of $2.64 per share on the NYSE by (i) with respect to RSAs and RSUs, the number of unvested RSAs and RSUs held by the applicable named executive officer, and (ii) with respect to options, the number of unvested options held by the applicable named executive officer, and subtracting the exercise price with respect to such options.

Named Executive Officer	Accelerated Vesting of RSAs and Options Under Second Amended 2014 Plan and Prior Plans ($)(1)	Accelerated Vesting of Mr. Falcone’s Options ($)(2)	Total Estimated Benefits ($)
Philip A. Falcone	1,947,713	—	1,947,713
Michael J. Sena	260,735	—	260,735
Joseph A. Ferraro	124,989	—	124,989
Suzi Raftery Herbst	170,227	—	170,227

(1)	Assumes that the Board exercised its discretion under the Second Amended 2014 Plan and the Prior Plans to accelerate the vesting of all unvested RSAs and options in connection with the change in control. The exercise price of all options held by our named executive officers is greater than the market price of the Company’s common stock. Therefore the accelerated vesting value of options is $0.

(2)	All Falcone Options are vested as of the date of this Consent Revocation Statement and the exercise price of all options held by Mr. Falcone is greater than the market price of the Common Stock. Therefore the accelerated vesting value of options is $0.

CERTAIN RELATIONSHIPS

Policies and Procedures for Related Person Transactions

In accordance with our Guidelines, the Board shall evaluate and approve, ratify or disapprove, in consultation with the Audit Committee or another committee designated by the Board for such purpose, any related person transaction, based on whether such transaction presents inappropriate conflicts of interest, impairs the “independence” of any related person (as defined in Item 404 of Regulation S-K) and/or is fair to the Company.

Pursuant to the Audit Committee’s Charter, the Audit Committee has the authority to establish and implement policies and procedures for the Audit Committee’s review and approval or disapproval of proposed transactions, arrangements or relationships with respect to which executive officers, directors or holders of more than 5% of any class of the Company’s outstanding stock or members of their immediate families have a direct or indirect material interest (“Related Party Transactions”). The Audit Committee has adopted written procedures to evaluate and approve the terms and conditions of Related Party Transactions (the “Procedures”). The Procedures provide, among other things, that at each of the Audit Committee’s meetings, and in no event less than on a quarterly basis, the Audit Committee will be provided with the details of each existing or proposed Related Party Transaction that it has not previously approved, ratified or disapproved.

In determining whether to approve a Related Party Transaction, the Procedures provide that the Audit Committee will consider the following factors, among others, to the extent relevant to the Related Party Transaction: (i) whether the terms of the Related Party Transaction are fair to the Company and on terms at least as favorable to the Company as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of the Company, (ii) whether there are demonstrable business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of a director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director, executive officer or employee of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee or the Chairman of the Audit Committee deems relevant. The Procedures further provide that in the event that the Company becomes aware of a Related Party Transaction that was not approved by the Audit Committee prior to consummation, such transaction shall be reviewed and ratified as promptly as reasonably practicable.

Certain Related Person Transactions

In January 2015, the Company entered into an arm's length services agreement (the “Services Agreement”) with Harbinger Capital, a related party of the Company. The Services Agreement includes the provision of services such as providing office space, certain administrative salaries and benefits, and other overhead, and each party making available their respective employees to provide services as reasonably requested by the other party, subject to any limitations contained in applicable employment agreements and the terms of the Services Agreement.

The costs allocated between the Company and Harbinger Capital are based on actual use. Office space is an allocation of actual costs based on square footage and directly used by HC2 employees. Time of administrative personnel is allocated by time spent on each entity and other shared overhead is based on actual shared overhead and is allocated based on amounts used for each vendor.

Management of shared overhead and certain administrative personnel were transferred to HC2 at the beginning of 2019. Both of these services are charged back to Harbinger Capital on the same basis described above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of Securities Issued or to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding Securities Reflected in column (a))(1)
Equity compensation plans approved by security holders	4,179,486			905,388
Equity compensation plans not approved by security holders (2)	2,888,106
Total	7,067,592	$6.52	(3)

(1)	These amounts represent shares under the Company’s Second Amended 2014 Plan. Pursuant to the Amended 2014 Plan and the 2014 Omnibus Plan, no further awards may be granted under the Company’s Management Compensation Plan (the “Management Compensation Plan”). However, awards that had been previously granted pursuant to the Management Compensation Plan will continue to be subject to and governed by the terms of the Management Compensation Plan.

(2)	These amounts represent shares subject to the Falcone Options.

(3)	Represents the weighted-average exercise price of stock options outstanding under the Second Amended 2014 Plan, the Falcone Options the Management Compensation Plan.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2019 with the Company’s management, and also has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee received both the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP the independence of BDO USA, LLP from the Company.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 16, 2020.

Submitted by the Audit Committee,

Warren H. Gfeller (Chairman)

Wayne Barr, Jr.

Lee S. Hillman

Robert V. Leffler, Jr.

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

CERTAIN POTENTIAL ADVERSE CONSEQUENCES OF THE CONSENT SOLICITATION

The Certificate of Designation of Series A Convertible Participating Preferred Stock and the Certificate of Designation of Series A-2 Convertible Participating Preferred Stock (collectively, the “Certificates of Designation”), each governing the Preferred Stock, contain “change in control” provisions. These change in control provisions are triggered, among other things, (i) if any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) obtains the power (whether or not exercised) to elect a majority of the members of the Board (other than pursuant to a revocable proxy in favor of the Company’s proposed slate of directors in respect of an annual meeting or other meeting related to the election of directors) or (ii) on the first day on which a majority of the members of the Board are not “Continuing Directors” (as defined in the Certificates of Designation).

In the event that the Removal Proposal and the Election Proposal are approved, and the Percy Rockdale Nominees are elected to the Board, the Company may be required to make an offer to redeem the Preferred Stock at a price per share of Preferred Stock, equal to the greater of (i) the accrued value of the Preferred Stock, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Preferred Stock), and (ii) the value that would be received if the share of Preferred Stock were converted into Common Stock. As of December 31, 2019, the total amount that would be required to be offered to the holders of the Preferred Stock, including the Preferred Stock owned by Continental, was approximately $27 million, and the Company may not have sufficient proceeds or the financing available to fund the offer to redeem the Preferred Stock. In such instance, the Company cannot assure stockholders that it would be able to obtain the financing to fund the offer to redeem all of the Preferred Stock on commercially reasonable terms, if at all.

Under the terms of our Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second Amended Plan”) and our Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended Plan”), a “change in control” includes a change in the composition of the Board as a result of which less than a majority of the Board consists of directors who were (i) members of the Board on the effective date of the applicable equity incentive plan (each an “Original Director”), (ii) elected or nominated to the Board with the approval of the Original Directors constituting at least a majority of the Board at the time of such election or nomination (each, an “Approved Director”) or (iii) were elected or nominated to the Board with the approval of Original Directors or Approved Directors constituting at least a majority of the Board at the time of such election or nomination. Accordingly, in the event that that the Removal Proposal and the Election Proposal are approved, and the Percy Rockdale Nominees are elected to the Board, there will be a change in control under the Second Amended Plan and the Amended Plan. As a result, under the Second Amended Plan and the Amended Plan, if the employment of a participant (including our named executive officers) terminates other than for “cause” (as defined in the applicable plan) or a participant (including our named executive officers) resigns for “good reason” (as defined in the applicable plan), in either case, within 24 months following a change in control, (i) the holder’s stock options will immediately vest and become exercisable, and the holder has 90 days to exercise, (ii) the restrictions applicable to the holder’s restricted stock grants will lapse, and (iii) the restrictions applicable to any other awards of the holder will lapse (assuming target level of performance for any performance-based awards). All awards granted under the 2014 Omnibus Equity Award Plan and the PTG Management Compensation Plan, along with all stock options granted to Mr. Falcone prior to 2018, are fully vested as of the date of this Consent Revocation Statement.

APPRAISAL RIGHTS

Our stockholders are not entitled to appraisal rights in connection with the Percy Rockdale Proposals or this Consent Revocation Statement.

OTHER MATTERS

The only matters for which the participants intend to solicit revocations of consents are set forth in this Consent Revocation Statement. However, if consents are solicited by Percy Rockdale or any other person on any other matter, the participants may determine that it is in the best interests of the Company and its stockholders to solicit revocations of consents with respect to such additional matters.

ADVANCE NOTICE PROVISIONS FOR 2020 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2020 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act were required to submit the proposal to the Corporate Secretary of the Company at the Company’s principal executive offices, located at 450 Park Avenue, 30th Floor, New York, NY 10022 no later than January 3, 2020. In addition, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. However, if the date of the 2020 Annual Meeting is changed by more than 30 days from the date of the 2019 Annual Meeting, then the deadline will be a reasonable time before we print and mail our proxy materials.

If you wish to nominate a candidate for director or submit a proposal that is not intended to be included in our proxy materials for presentation at our 2020 Annual Meeting, such proposal or nomination must have been delivered or mailed in writing to, and received by, the Corporate Secretary of the Company at the Company’s principal executive offices, located at 450 Park Avenue, 30th Floor, New York, NY 10022, no earlier than the close of business on January 15, 2020 and no later than the close of business on February 14, 2020. Such proposal must also have satisfied the requirements set forth in the By-Laws. If the date of the 2020 Annual Meeting is advanced by more than 25 days before or after the anniversary of the 2019 Annual Meeting, which was held on June 13, 2019, any stockholder nomination or other proposal must be received by us no earlier than the close of business on the 10th day following the first public announcement of the meeting date.

FORWARD-LOOKING STATEMENTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This Consent Revocation Statement, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. Such statements are based on the beliefs and assumptions of the Company’s management and the management of the Company’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the SEC, including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of the Company and its subsidiaries to raise capital; the ability of the Company’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of the Common Stock; the ability of the Company and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although the Company believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Consent Revocation Statement.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HOUSEHOLDING OF CONSENT REVOCATION STATEMENT

The Company will not provide householding in connection with the solicitation of consent revocations.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file without charge through the SEC website at www.sec.gov, on our website at www.hc2.com under “Investor Relations-Proxy Materials” or upon written request to HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. Exhibits will be provided upon request.

APPENDIX A TO CONSENT REVOCATION STATEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, certain officers and certain other employees of the Company are considered “participants” with respect to the solicitation of consent revocations. The following sets forth certain information about the persons who are considered “participants.”

1. Directors

The principal occupations or employment of the Company’s directors are set forth under the heading “Information About the Current Directors of the Company” in this Consent Revocation Statement. The names of the Company’s directors are set forth below, and the business address for all directors is: c/o HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.

Name
Philip A. Falcone
Wayne Barr, Jr.
Warren H. Gfeller
Lee S. Hillman
Robert V. Leffler, Jr.
Julie Totman Springer

2. Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and certain employees who are considered “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.

Name	Principal Occupation
Philip A. Falcone	Chairman, President and Chief Executive Officer
Michael J. Sena	Chief Financial Officer
Suzi R. Herbst	Chief Administrative Officer
Joseph A. Ferraro	Chief Legal Officer and Corporate Secretary

3. Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Appendix A or in this Consent Revocation Statement, none of the persons listed above under “Directors” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of March 20, 2020, is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Consent Revocation Statement.

4. Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (3/1/2018 through 3/20/2020)

Name	Date	# of Shares Acquired (Disposed)	Security Type	Transaction Code*
Philip A. Falcone	3/10/2018	(42,922.00)	Common Stock	F
Philip A. Falcone	4/2/2018	(50,000.00)	Common Stock	G
Philip A. Falcone	4/12/2018	(25,000.00)	Common Stock	G
Philip A. Falcone	4/20/2018	(25,000.00)	Common Stock	G
Philip A. Falcone	5/8/2018	(25,000.00)	Common Stock	G
Philip A. Falcone	5/31/2018	(25,000.00)	Common Stock	G
Philip A. Falcone	6/13/2018	425,276.00	Stock option (Right To Buy)	A
Philip A. Falcone	6/13/2018	1,134,852.00	Common Stock	A
Philip A. Falcone	7/20/2018	(50,000.00)	Common Stock	G
Philip A. Falcone	9/5/2018	(25,000.00)	Common Stock	G
Philip A. Falcone	9/11/2018	(150,000.00)	Stock option (Right To Buy)	M
Philip A. Falcone	9/11/2018	(21,795.00)	Stock option (Right To Buy)	M
Philip A. Falcone	9/11/2018	(150,000.00)	Stock option (Right To Buy)	M
Philip A. Falcone	9/11/2018	(21,795.00)	Stock option (Right To Buy)	M
Philip A. Falcone	9/11/2018	(136,293.00)	Common Stock	F
Philip A. Falcone	3/15/2019	20,000.00	Common Stock	P
Philip A. Falcone	3/12/2020	(212,875.00)	Common Stock	F
Wayne Barr, Jr.	3/16/2018	200,000.00	Common Stock	P
Wayne Barr, Jr.	6/13/2018	9,584.00	Common Stock	A
Wayne Barr, Jr.	11/8/2018	400.00	Common Stock	L
Wayne Barr, Jr.	11/9/2018	400.00	Common Stock	L
Wayne Barr, Jr.	11/14/2018	200.00	Common Stock	L
Wayne Barr, Jr.	11/20/2018	570,766.00	7.5% Conv. Senior Note due 2022 (converted to Common Stock)	P
Wayne Barr, Jr.	11/21/2018	1,000.00	Common Stock	P
Wayne Barr, Jr.	6/13/2019	36,734.00	Common Stock	A
Warren H. Gfeller	6/13/2018	9,584.00	Common Stock	A
Warren H. Gfeller	6/13/2019	36,734.00	Common Stock	A
Lee S. Hillman	6/13/2018	9,584.00	Common Stock	A
Lee S. Hillman	6/13/2019	36,734.00	Common Stock	A
Robert V. Leffler	6/13/2018	9,584.00	Common Stock	A
Robert V. Leffler	6/13/2019	36,734.00	Common Stock	A
Michael J. Sena	3/10/2018	(8,114.00)	Common Stock	F
Michael J. Sena	6/13/2018	189,142.00	Common Stock	A
Michael J. Sena	6/13/2018	70,880.00	Stock option (Right To Buy)	A
Michael J. Sena	3/10/2019	(9,665.00)	Common Stock	F
Michael J. Sena	3/15/2019	9,600.00	Common Stock	P
Michael J. Sena	3/15/2019	(31,789.00)	Common Stock	F
Suzi R. Herbst	3/10/2018	(2,308.00)	Common Stock	F
Suzi R. Herbst	3/16/2018	20,642.00	Common Stock	A
Suzi R. Herbst	3/10/2019	(2,316.00)	Common Stock	F
Suzi R. Herbst	3/14/2019	6,000.00	Common Stock	P
Suzi R. Herbst	3/15/2019	3,770.00	Common Stock	P
Suzi R. Herbst	3/15/2019	71,565.00	Common Stock	A
Suzi R. Herbst	3/15/2019	(5,260.00)	Common Stock	F
Suzi R. Herbst	3/15/2020	(19,717.00)	Common Stock	F
Suzi R. Herbst	3/16/2020	(2,619.00)	Common Stock	F
Joseph A. Ferraro	6/13/2018	73,395.00	Common Stock	A
Joseph A. Ferraro	11/13/2018	(11,256.00)	Common Stock	F
Joseph A. Ferraro	3/15/2019	(16,582.00)	Common Stock	F
Joseph A. Ferraro	3/15/2019	5,750.00	Common Stock	P
Joseph A. Ferraro	11/13/2019	(11,256.00)	Common Stock	F
Joseph A. Ferraro	3/16/2020	(9,628.00)	Common Stock	F

*Transaction Codes

A – Grant, award or other acquisition pursuant to Rule 16b-3(d)

F – Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3

G – Bona fide gift

L – Small acquisition under Rule 16a-6

M – Exercise or conversion of derivative security exempted pursuant to Rule 16b-3

P – Open market or private purchase of non-derivative or derivative security

5. Miscellaneous Information Concerning Participants

Except as described in this Appendix A or in this Consent Revocation Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2019, or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix A or in this Consent Revocation Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Appendix A or in this Consent Revocation Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or in this Consent Revocation Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2019, with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or in this Consent Revocation Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PRELIMINARY COPY DATED MARCH 20, 2020 — SUBJECT TO COMPLETION

WHITE CONSENT REVOCATION CARD

CONSENT REVOCATION
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
HC2 HOLDINGS, INC.

The undersigned, a record holder of HC2 Holdings, Inc.’s (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), Series A Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share, of the Company (together with the Common Stock and the Series A Preferred Stock, the “Company Securities”), acting with respect to all shares of the Company Securities held by the undersigned at the close of business on [●], 2020, hereby acts as follows, in connection with the opposition by the board of directors of the Company (the “Board”) to the solicitation of written consents from the Company’s stockholders (the “Percy Rockdale Consent Solicitation”) by Percy Rockdale LLC and certain of its affiliates (collectively, “Percy Rockdale”), to take the following actions without a meeting of the stockholders of the Company.

Marking “REVOKE MY CONSENT” on this WHITE consent revocation card (this “Consent Revocation Card”) for any of Percy Rockdale’s proposals set forth on this Consent Revocation Card (collectively, the “Percy Rockdale Proposals”), will have the effect of revoking any prior consent to such Percy Rockdale Proposal. Marking “DO NOT REVOKE MY CONSENT” on this WHITE Consent Revocation Card for a Percy Rockdale Proposal will have no effect on any earlier dated consent that you may have delivered to Percy Rockdale with respect to such Percy Rockdale Proposal or, if you have not previously delivered a consent to Percy Rockdale consenting to such Percy Rockdale Proposal, will have no effect on the outcome of the Percy Rockdale Consent Solicitation. Marking “ABSTAIN” on this WHITE Consent Revocation Card for a Percy Rockdale Proposal will be treated as an abstention on such Percy Rockdale Proposal. An abstention with respect to a Percy Rockdale Proposal would not be considered a consent to take the proposed action, and therefore an abstention on this Consent Revocation Card would have the effect of revoking any previously delivered consent and would have the same effect as a vote against the Percy Rockdale Proposals.

If this WHITE Consent Revocation Card is signed and returned, it will be voted in accordance with your instructions. You will also be authorizing the Company to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. If no direction is made with respect to any proposal or all proposals, by signing and dating this WHITE Consent Revocation Card, the undersigned will be treated as having revoked its consent with respect to each proposal where no instruction was given in accordance with the recommendations of the Board, except that the undersigned will not be deemed to have revoked its consent to the removal of any director, or the election of any director, whose name is written in the space provided.

If you have previously signed and returned Percy Rockdale’s green consent card, you have every right to change your decision and revoke your consent prior to the date the consents become effective. Whether or not you have signed the green consent card, THE BOARD URGES YOU TO MARK “REVOKE MY CONSENT” ON EACH OF THE PERCY ROCKDALE PROPOSALS SET FORTH HEREIN.

YOUR BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF OUR STOCKHOLDERS AND UNANIMOUSLY OPPOSES THE PERCY ROCKDALE CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY GREEN CONSENT CARD SENT TO YOU BY PERCY ROCKDALE BUT INSTEAD TO SIGN, DATE AND PROMPTLY RETURN THIS WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

INSTRUCTIONS: FILL IN BOXES “☐” IN BLACK OR BLUE INK

The Board recommends that you mark “REVOKE MY CONSENT” to each Percy Rockdale Proposal below:

Percy Rockdale Proposal 1 —To suspend, render temporarily ineffective and stay any change, modification, repeal or any other amendment to the Fourth Amended and Restated By-Laws of the Company not already adopted by the Board and publicly disclosed on or before March 12, 2019 (each, a “By-Law Amendment”), until the stockholders of the Company have approved all such By-Law Amendments at the next annual or special meeting and/or by written consent.

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT	ABSTAIN
☐	☐	☐

Percy Rockdale Proposal 2 — To remove from the Board, without cause, all current directors, including Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee S. Hillman and Julie Totman Springer, and any other person elected or appointed to the Board at any future time or upon any event (other than those elected by the Percy Rockdale Consent Solicitation).

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT	ABSTAIN
☐	☐	☐

INSTRUCTIONS: To revoke your consent, not revoke your consent or abstain consenting to the removal of all the persons named in Percy Rockdale Proposal 2, check the appropriate box above. If you wish to revoke your consent to the removal of certain of the persons named in Percy Rockdale Proposal 2, but not all of them check the “revoke my consent” box above and write the name of each such person for whom you do not wish to revoke your consent in the space provided below.

Percy Rockdale Proposal 3 — To elect George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if there are additional vacancies on the Board, any other person designated as a nominee by the affirmative vote of a majority of the newly elected Board).

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT	ABSTAIN
☐	☐	☐

INSTRUCTION: To revoke your consent, not revoke your consent or abstain from consenting to the election of all the persons named in Percy Rockdale Proposal 3, check the appropriate box above. If you wish to revoke your consent to the election of certain of the above-named persons, but not all of them, check the “revoke my consent” box above and write the name of each such person for whom you do not wish to revoke your consent in the space provided below.

PLEASE SIGN AND DATE THIS REVOCATION BELOW:

Signature (Capacity)	Date

Signature (If Jointly Held) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.